                                                                   Exhibit 10.54

                               FINANCING AGREEMENT

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)

                                       AND

                          TRANSTECHNOLOGY CORPORATION,

                                   NORCO, INC.

                                       AND

                                 TCR CORPORATION

                                 (AS BORROWERS)

                           DATED: AS OF AUGUST 7, 2002

                                TABLE OF CONTENTS

                                                                 Page

SECTION 1.  Definitions.............................................1

SECTION 2.  Conditions Precedent...................................23

SECTION 3.  Revolving Loans........................................30

SECTION 4.  Term Loan; Mandatory Prepayments.......................34

SECTION 5.  Letters of Credit......................................37

SECTION 6.  Collateral.............................................40

SECTION 7.  Representations, Warranties and Covenants..............44

SECTION 8.  Interest, Fees and Expenses............................62

SECTION 9.  Powers.................................................70

SECTION 10.  Events of Default and Remedies........................71

SECTION 11.  Termination...........................................75

SECTION 12.  Miscellaneous.........................................75

EXHIBITS
--------

Exhibit A - Form of Term Loan Promissory Note
Exhibit B - Form of Revolving Loan Promissory Note
Exhibit C - Assignment for Security (Trademarks)
        Schedule 1A       Trademarks and Trademark Applications
Exhibit D - Assignment for Security (Patents)
        Schedule 1A       Patents and Patent Applications
Exhibit E - Assignment for Security (Copyrights)
        Schedule 1A       Copyrights and Copyrights Applications

SCHEDULES
---------

Schedule 1 - Collateral Information
Schedule 1.1 Permitted Investments
Schedule 2- Permitted Encumbrances
Schedule 2.1(aa)(i) Trademarks, Patents and Copyrights
Schedule 2.1(aa)(iii) Monthly Rental Payments
Schedule 3- Permitted Indebtedness
Schedule 6.1 - Real Estate
Schedule 7.11 - Environmental Matters
Schedule 7.19(f) - Management Fees
Schedule 7.19(n) - Dividend Restrictions

         THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, New York 10036 ("CIT"), is pleased to confirm the terms and conditions under which CIT shall make revolving loans, term loans and other financial accommodations to each of TRANSTECHNOLOGY CORPORATION, a Delaware corporation with a principal place of business at 700 Liberty Avenue, Union, New Jersey 07083 ("Parent"), NORCO, INC., a Connecticut corporation with a principal place of business at 139 Ethan Allen Highway, Ridgefield, Connecticut 06877 ("Norco"), and TCR CORPORATION, a Minnesota corporation with a principal place of business at 1600 67th Avenue, Minneapolis, Minnesota 55430 ("TCR" and each of Parent, TCR and Norco are sometimes referred to individually, as a "Company" and collectively, the "Companies").

SECTION 1.        DEFINITIONS
                  -----------

1.1 As used in this Financing Agreement, the following terms shall have the respective meanings indicated below.

ABLECO shall mean Ableco Finance LLC

ABLECO DEBT shall mean the Indebtedness of each of the Companies to Ableco Group Lenders pursuant to the Ableco Financing Documents.

ABLECO FINANCING AGREEMENT shall mean that certain Financing Agreement of even date herewith between the Companies, Ableco Group Agent and the Ableco Group Lenders pursuant to which the Ableco Group Lenders have advanced the Ableco Loan to the Companies.

ABLECO FINANCING DOCUMENTS shall mean the Ableco Financing Agreement and all other closing documents and other ancillary loan and security agreements executed from time to time in connection with the Ableco Financing Agreement.

ABLECO GROUP AGENT shall mean Ableco and its successors as agent under the Ableco Group Financing Agreement.

ABLECO GROUP LENDERS shall mean the lenders from time to time party to the Ableco Financing Agreement.

ABLECO/CIT INTERCREDITOR AGREEMENT shall mean the Intercreditor and Subordination Agreement between CIT, Ableco Group Agent and Ableco Group Lenders relating to the relative priorities of the security interests of each of CIT, Ableco Group Agent and Ableco Group Lenders in the assets and properties of the Companies and the Guarantors.

ABLECO LOAN shall mean that certain term loan made by Ableco Group Lenders to the Companies in the principal amount of $14,000,000, pursuant to the Ableco Financing Agreement.

ACCOUNTS shall mean all of each of the Companies' now existing and future: (A) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of each of the Companies' sales, leases, rentals of goods or renditions of services to their customers, including but not limited to, those accounts arising under any of the Companies' trade names or styles, or through any of the Companies' divisions;
(B) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (C) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (D) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (E) reserves and credit balances arising in connection with or pursuant hereto; (F) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (G) insurance policies or rights relating to any of the foregoing; (H) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (I) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and
(J) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

ADMINISTRATIVE MANAGEMENT FEE shall mean the sum of $50,000.00 which shall be paid to CIT in accordance with Paragraph 8.7 of Section 8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

AFFILIATE means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall CIT be considered an "Affiliate" of any Loan Party.

AGGREGATE AVAILABILITY shall mean, as to all of the Companies in the aggregate at any time of calculation, the amount by which: (a) the Aggregate Borrowing Base exceeds (b) the sum of (i) outstanding aggregate amount of all of the Companies' Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit and the Term Loan.

AGGREGATE BORROWING BASE shall mean, as to all of the Companies in the aggregate, at any time of calculation, the aggregate Borrowing Base of all of the Companies, less a reserve equal to all accrued and unpaid interest then outstanding in respect of the Subordinated Notes.

ALLOCATED PERCENTAGE shall mean, 50.5%, 21.3% and 28.2%, respectively, for the Parent, Norco and TCR prior to a TCR Disposition, and 70% and 30% respectively, for the Parent and Norco following a TCR Disposition.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

APPLICABLE MARGIN shall mean (i) until such time as Parent has filed with the Securities and Exchange Commission its quarterly report on Form 10-Q for its Fiscal Quarter ended on or about December 31, 2002, and has received from CIT confirmation in writing that the Parent's financial statements contained in such report are consistent with the cash budget projections delivered to CIT pursuant to Paragraph 2.1(m) of Section 2 of this Financing Agreement, with respect to Revolving Loans, one percent (1%) during such time as such loan is a Chase Bank Rate Loan and three and one-quarter percent (3.25%) during such time as such loan is a LIBOR Loan, and with respect to the Term Loan, one and one-half percent (1.5%) during such time as such loan is a Chase Bank Rate Loan and three and three-quarters percent (3.75%) during such time as such loan is a LIBOR Loan, and (ii) at all times thereafter, the percentage set forth below under the heading "Margin" opposite the applicable ratio.

--------------------------------------------------------------------- ------------------------------------------------
                               MARGIN
                               ------
                                                                                     TOTAL DEBT RATIO
----------------------------------- ---------------------------------                ----------------
      CHASE BANK RATE LOANS                   LIBOR LOANS
      ---------------------                   -----------
------------------ ---------------- ---------------- ---------------- ------------------------------------------------
    REVOLVING       TERM             REVOLVING        TERM
    ---------       ----             ---------        ----
------------------ ---------------- ---------------- ---------------- ------------------------------------------------
0.50%              1.00%            2.75%            3.25%            Less than or equal to 4.50:1.00
------------------ ---------------- ---------------- ---------------- ------------------------------------------------
0.75%              1.25%            3.00%            3.50%            Greater than  4.50:1.00  but less than or equal
                                                                      to 5.50:1.00
------------------ ---------------- ---------------- ---------------- ------------------------------------------------
1.00%              1.50%            3.25%            3.75%            Greater than  5.50:1.00  but less than or equal
                                                                      to 6.50:1.00
------------------ ---------------- ---------------- ---------------- ------------------------------------------------
1.25%              1.75%            3.50%            4.00%            Greater than  6.50:1.00  but less than or equal
                                                                      to 7.50:1.00
------------------ ---------------- ---------------- ---------------- ------------------------------------------------
1.50%              2.00%            3.75%            4.25%            Greater than 7.50:1.00
------------------ ---------------- ---------------- ---------------- ------------------------------------------------

AUTHORIZED OFFICER means, with respect to any Company, the chief executive officer, chief financial officer, president or vice president of such Company.

AVAILABILITY shall mean, as to any Company at any time of calculation, the amount by which: (a) such Company's Borrowing Base exceeds (b) the outstanding aggregate amount of all of its Obligations, including without limitation, all Obligations with respect to Revolving Loans, but excluding the Letters of Credit and the Term Loan.

AVAILABILITY RESERVE shall mean, as to any Company, the sum of: (a) (i) three
(3) months rental payments or similar charges for any of such Company's leased premises or other Collateral locations for which such Company has not delivered to CIT a landlord's waiver in form and substance reasonably satisfactory to CIT, plus (ii) three (3) months estimated payments plus any other fees or charges owing by such Company to any applicable warehousemen or third party processor (as determined by CIT in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) a reserve in an amount equal to the product of (x) Eligible Accounts Receivable, as of any date of determination, multiplied by (y) the Dilution Percentage, minus three percent (3%); (c) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof; and (d) such other reserves as CIT deems necessary in its reasonable judgment as a result of (x) negative forecasts and/or trends in such Company's business, industry, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact the Companies, or any one of them, their business, prospects, profits, operations, industry, financial condition or assets.

BORROWING BASE shall mean, as to any Company, the sum of (a) eighty five percent (85%) of such Company's aggregate outstanding Eligible Accounts Receivable, plus
(b) the lesser of (i) twenty percent (20%) of the aggregate value of such Company's Eligible Inventory, valued at the lower of cost or market, on a first in, first out basis, (ii) eighty five percent (85%) of the appraised net orderly liquidation value of the Eligible Inventory, as determined by an independent third party appraiser acceptable to CIT, or (iii) such lesser amount so that the aggregate component of the Borrowing Base of all of the Companies attributable to Eligible Inventory under this clause (b) does not exceed the Inventory Loan Cap, less (c) any applicable Availability Reserves.

BREEZE PLAN shall mean the Western Pennsylvania Teamsters and Employers Pension Fund.

BUSINESS DAY shall mean any day on which CIT and JP Morgan Chase Bank are open for business.

CAPITAL EXPENDITURES shall mean, for any period, the aggregate of all expenditures of the Companies during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be included or reflected in the balance sheet of the Companies, including all payments under capital leases that are required to be capitalized in accordance with GAAP.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in any of the Companies' business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of the Companies.

CAPITAL STOCK means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

CHANGE OF CONTROL means each occurrence of any of the following:

                  (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Parent;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority of the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

                  (c) except with respect to the Capital Stock of TCR in connection with a transaction permitted by Paragraph 4.7 of Section 4, the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each other Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Encumbrances) ;

                  (d) (i) any Loan Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving the Parent, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Parent or (B) in the case of any such transaction involving a Loan Party other than the Parent, the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

                  (e) any one of Michael Berthelot, Gerald Harvey, Robert White or Joseph Spanier shall cease to be involved in the day to day operations and management of the business of the Parent and a successor reasonably acceptable to CIT is not appointed on terms reasonably acceptable to CIT within 30 days of such cessation of involvement.

CHASE BANK RATE shall mean the rate of interest per annum announced by JP Morgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JP Morgan Chase Bank to its borrowers).

CHASE BANK RATE LOANS shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the Chase Bank Rate.

CLOSING DATE shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

COLLATERAL shall mean (i) all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate, pledged stock of the Companies and their Subsidiaries and Other Collateral of each of the Companies and (ii) all other property in which CIT has been granted a security interest pursuant to any Loan Document.

COMMERCIAL TORT CLAIMS shall mean each of the Companies now existing and future commercial tort claims (as defined in the UCC).

COMMITMENT LETTER shall mean the Commitment Letter, dated June 13, 2002, issued by CIT to, and accepted by, the Companies.

CONTINUING OPERATIONS EBITDA shall mean, in any period, EBITDA of the Companies during such period attributable to the continuing operations of the Companies.

COPYRIGHTS shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the Chase Bank Rate (as set forth in Paragraph 8.1 of Section 8 hereof) plus the Chase Bank Rate, or the applicable increment over the LIBOR Rate (as set forth in Paragraph 8.14 of Section 8 hereof) plus the LIBOR Rate, which CIT shall be entitled to charge the Companies on all Obligations due CIT by the Companies, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall mean the collection accounts, which are subject to CIT's instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

DILUTION PERCENTAGE shall mean, as of any time of calculation, the then sum of a Company's credits, claims, profit and loss allowances, discounts, write-offs, contras, off-sets and other deductions in respect of Trade Accounts Receivable, divided by the then sum of sales, all calculated on a rolling 90-day average, as determined and calculated by CIT from time to time.

DISPOSITION means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

DOCUMENTS OF TITLE shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods (as defined in the UCC) and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by all of the Companies for purposes hereof.

EARLY TERMINATION FEE shall: (A) mean the fee CIT is entitled to charge the Companies in the event the Companies or any one of them terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (B) be determined by multiplying the Revolving Line of Credit by (x) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date.

EBITDA shall mean, in any period, consolidated net income of the Companies for said period, minus (to the extent included in determining net income) each of the following: (A) income tax credits, (B) interest income, (C) gains from extraordinary items, (D) aggregate non-cash net gains (but not aggregate net loss) arising from the sale, exchange or other disposition of capital assets,
(E) any other non-cash gains that would have been included in consolidated income under GAAP but for this provision, and (F) any other income that does not arise in the ordinary course of business; plus (to the extent included in determining net income) each of the following: (A) any provision for income taxes, (B) interest expense, (C) the amount of any non-cash charges, (including depreciation and amortization), (D) amortized debt discount and (E) any aggregate non-cash net loss arising from the sale, exchange or other disposition of capital asset. All items and classifications relevant to determining EBITDA shall be determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount of such Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, LESS, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT's satisfaction in the exercise of its reasonable business judgment; PROVIDED, HOWEVER, that any Trade Account Receivable arising out of a contract entered into after the Closing Date with the United States of America, or any agency, department or division thereof, shall not constitute an Eligible Trade Account Receivable unless such contract incorporates therein 52.232-23 - Alternate I of the Federal Acquisition Regulations; (ii) foreign sales, other than sales which comply with all of the other criteria for eligibility hereunder, do not exceed $4,000,000 in the aggregate at any one time for all of the Companies, and are either (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers having unsecured debt rated "investment grade" by both Moody's and Standard & Poor's (or by one of them if only one of them has a rating with respect to such customer); (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts; (v) sales to any other Company, any subsidiary, or to any company affiliated with the Companies in any way; (vi) bill and hold (deferred shipment) or consignment sales except for bill and hold sales to a department or agency of the United States of America where such agency or department shall have duly executed and completed a Form DD250 and the Companies shall have provided CIT with such other evidence as CIT shall require, in its sole discretion, as to the enforceability of such sale and the Trade Account Receivable arising therefrom; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) pre-billed receivables and receivables arising from progress billing;
(x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xi) sales not payable in United States currency; (xii) sales by a Company to an agency, department or division of the United States of America that has made payment to such Company for goods not yet shipped under a contract that does not incorporate therein 52.232-23 - Alternate I of the Federal Acquisition Regulations (but only to the extent of such payment); and (xiii) any other reasons deemed necessary by CIT in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

ELIGIBLE INVENTORY shall mean, as to any Company, the gross amount of such Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials),
(c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Company's suppliers, (e) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance reasonably satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) any reserves required by CIT in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

EMPLOYEE PLAN means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

ENVIRONMENTAL ACTIONS shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Loan Party or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

ENVIRONMENTAL LAWS shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the release, emission, deposit, discharge, leaching, migration or spill of any Hazardous Materials into the environment.

ENVIRONMENTAL LIABILITIES shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

ENVIRONMENTAL LIEN means any Lien in favor of any Governmental Authority for Environmental Liabilities.

EQUIPMENT shall mean all of each Companies' present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

ERISA AFFILIATE means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal fraction) in effect with respect to CIT and/or any present or future lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by CIT and/or any such lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

EXISTING CREDIT AGREEMENT shall mean that certain Second Amended and Restated Credit Agreement dated as of June 30, 1995, as amended and restated as of July 24, 1998, as further amended and restated as of August 31, 1999, and as further amended to date, by and among the Parent and certain Subsidiaries of Parent as borrowers, Fleet National Bank and the other lending institutions listed on
Schedule 1 to the Existing Credit Agreement as lenders (the "Existing Lenders"), and the Fronting Banks and Issuing Banks as defined therein.

EXTRAORDINARY RECEIPTS means any cash received by Parent or any of its Subsidiaries not in the ordinary course of business and not consisting of proceeds described in Paragraphs 4.7 and

4.8(a), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) Insurance Proceeds, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments, and (vii) any purchase price adjustment received in connection with any purchase agreement.

FISCAL QUARTER shall mean, with respect to the Companies, each three (3) month period constituting Parent's fiscal quarter, as reflected in the periodic reports filed by the Parent with the Securities and Exchange Commission.

FISCAL YEAR shall mean each twelve (12) month period commencing on April 1 of each year and ending on the following March 31.

FIXED CHARGES COVERAGE RATIO shall mean, for the Companies on a consolidated basis, at any date of determination for the period then ended, the ratio of (i) EBITDA of the Companies for such period, less Capital Expenditures of the Companies and their Subsidiaries during such period, but only to the extent such Capital Expenditures were not financed, to (ii) all scheduled cash payments of principal and interest on all Indebtedness of the Companies and their Subsidiaries (including obligations under Capital Leases) during such period, plus all payments, dividends, distributions and repurchases made by the Parent in respect of its Capital Stock during such period.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide to CIT such statements of reconciliation as shall be in form and substance reasonably acceptable to CIT.

GENERAL INTANGIBLES shall mean all of each of the Companies' present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any such Company's General Intangibles.

GOVERNMENTAL AUTHORITY shall mean any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

GUARANTIES shall mean the guaranty documents executed and delivered by the Guarantors guaranteeing the Obligations.

GUARANTORS shall mean each direct and indirect Subsidiary of the Companies (other than a Company) organized or incorporated under the laws of the District of Columbia or any State or territory of the United States of America.

HAZARDOUS MATERIALS shall mean (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INSOLVENCY PROCEEDING means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

INTEREST PERIOD shall mean:

         (i) with respect to any initial request by any of the Companies for a LIBOR Loan, a one month, two month, three month or six month period, as specified in such request, commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two, three or six months thereafter, as applicable; and

         (ii) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of any of the Companies, any one month, two month, three month or six month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as applicable;

PROVIDED THAT, the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day; (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JP Morgan Chase Bank quotes an applicable rate or CIT determines LIBOR, as provided in the definition of LIBOR,
(y) the LIBOR determined by JP Morgan Chase Bank or CIT will adequately and fairly reflect the cost of maintaining or funding its loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the earlier of Anniversary Date or the last day of the then current term of this Financing Agreement. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Companies shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Chase Bank Rate.

INVENTORY shall mean all of each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY LOAN CAP shall mean the amount of $7,750,000.

INVESTMENT PROPERTY shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CIT in accordance with Section 5 hereof by the Issuing Bank for or on behalf of a Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CIT to the Issuing Bank of any Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CIT may charge the Companies under Paragraph 8.3 of Section 8 of this Financing Agreement for: a) issuing a Letter of Credit Guaranty, and/or b) otherwise aiding the Companies, or any one of them, in obtaining Letters of Credit, all pursuant to Section 5 hereof.

LETTER OF CREDIT SUB-LINE shall mean the commitment of CIT to assist the Companies in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $2,000,000.

LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at CIT's election (i) the applicable LIBOR quoted to CIT by JP Morgan Chase Bank (or any successor thereof), or (ii) the rate of interest determined by CIT at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, PROVIDED THAT, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by CIT) will be the rate used; divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Eurocurrency Reserve Requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period.

LIBOR LENDING OFFICE with respect to CIT, shall mean the office of JP Morgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

LIBOR LOAN shall mean any loans made pursuant to this Financing Agreement which are made or maintained at a rate of interest based upon LIBOR, provided that (i) no Default or Event of Default has occurred hereunder, which has not been waived in writing by CIT, and (ii) no LIBOR Loan shall be made with an Interest Period that ends subsequent to an Anniversary Date or any applicable Early Termination Date.

LIBOR RATE shall have the meaning set forth in Paragraph 8.13 of Section 8 of the Financing Agreement.

LIENS shall mean means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

LINE OF CREDIT shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement (b) assist any of the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement and (c) make the Term Loan pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $20,000,000.

LINE OF CREDIT FEE shall: (a) mean the fee due CIT at the end of each month for the Line of Credit, and (b) be determined by multiplying (A) the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of
(x) the average daily balance of Revolving Loans plus (y) the average daily balance of Letters of Credit outstanding for said month, by (B) one-half percent (0.5%) per annum for the number of days in said month.

LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Note, the Revolving Loan Promissory Note, the Mortgages, the Security Agreements, Pledge Agreements, Guaranties and any other closing documents, instruments and agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

LOAN FACILITY FEE shall mean the fee payable to in accordance with, and pursuant to, the provisions of Paragraph 8.6 of Section 8 of this Financing Agreement.

LOAN PARTY shall mean any Company or Guarantor.

MASSILLON PLAN shall mean the Massillon Union Pension Plan (formerly known as the Pension Plan for Hourly-Rate Employees of The Engineered Components Operations Massillon Division), which had previously been sponsored by TransTechnology Engineered Components, LLC, a Delaware limited liability company, a former Subsidiary of Parent.

MATERIAL ADVERSE EFFECT shall mean a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of any Company or Guarantor, (ii) the ability of any Company or Guarantor to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Financing Agreement or any other Loan Document, (iv) the rights and remedies of CIT under any Loan Document; or (v) the validity, perfection or priority of a Lien in favor of CIT on any of the Collateral.

MATERIAL CONTRACT means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

MOODY'S means Moody's Investors Service, Inc. and any successor thereto.

MORTGAGES shall mean the mortgages or deeds of trust, as applicable, required to be delivered to CIT with respect to all parcels of real property of the Companies and the Guarantors (whether prior to, on or after the Closing Date).

MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed to, or has been obligated to contribute, at any time during the preceding six
(6) years.

NET CASH PROCEEDS means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Permitted Encumbrance on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto incurred by such Person or such Subsidiary in good faith in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in good faith in connection therewith, (B) transfer taxes paid by such Person or such Subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and (ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by CIT to the Companies, or any one of them, or to others for the Companies' account under this Financing Agreement (including, without limitation, all Revolving Loans, Letter of Credit Guaranties and the Term Loan); any and all other indebtedness, obligations and liabilities which may at any time be owing by the Companies or any one of them to CIT pursuant to this Financing Agreement or any other Loan Document, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Company, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), fees, costs, indemnities, expenses or otherwise; whether secured by a, Lien upon any of the Companies' Collateral, assets or property or the assets or property of any other Person; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies or any one of them are liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness or obligations under Section 8; the Companies' liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; any of the Companies' liability to CIT under any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for the Companies' account and benefit.

OPERATING CASH FLOW shall mean EBITDA less Capital Expenditures, determined in accordance with GAAP consistently applied.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts, including, without limitation, the Depositary Accounts, maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; - all other deposit accounts and - all Investment Property; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CIT's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT's standard fees relating thereto, any amounts paid by, incurred by or charged to, CIT by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CIT's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph
10.3 of Section 10 of this Financing Agreement, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

OVERADVANCE RATE shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8 of this Financing Agreement.

OVERADVANCES shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the Aggregate Borrowing Base.

PARENT shall mean TransTechnology Corporation.

PATENTS shall mean all of each of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

PBGC means the Pension Benefit Guaranty Corporation or any successor thereto.

PERMITTED ENCUMBRANCES shall mean: (a) Liens existing on the date hereof set forth on Schedule 2, but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby; (b) Purchase Money Liens; (c) statutory Liens of landlords and Liens of carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Companies, as applicable, in accordance with GAAP; (d) deposits made (and the Liens thereon) in the ordinary course of business of any of the Companies and securing obligations not past due (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;
(e) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate
(A) do not materially interfere with the occupation, use or enjoyment by any of the Companies of its business or property so encumbered, (B) do not secure obligations for the payment of money, and (C) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; (f) Liens granted CIT by the Companies or any one of them; (g) tax Liens for which the taxes are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which Liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the Liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Paragraph 7.8 of Section 7 hereof; and (h) Liens granted in favor of Ableco Group Agent and the Ableco Group Lenders to secure the Ableco Debt.

PERMITTED INDEBTEDNESS shall mean: (A) Indebtedness secured by Purchase Money Liens; (B) Subordinated Debt; (C) Indebtedness arising under the Letters of Credit and this Financing Agreement; (D) deferred Taxes and other expenses incurred in the ordinary course of business; (E) the Ableco Debt; (F) intercompany Indebtedness among the Companies and the Guarantors, provided that all such intercompany Indebtedness is (i) made subordinate to the Obligations pursuant to terms satisfactory to CIT, and (ii) evidenced by a promissory note in form and substance satisfactory to CIT, which promissory note is pledged and delivered to CIT, together with any instrument of transfer reasonably requested by CIT; and (G) other Indebtedness disclosed on Schedule 3.

PERMITTED INVESTMENTS means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; and(vii) as set forth on Schedule 1.1.

PERSON shall mean an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

PLEDGE AGREEMENT shall mean the Pledge Agreements made by a Company or any Guarantor in favor of CIT, securing the Obligations and delivered to CIT.

PREPAYMENT PREMIUM shall: (A) mean the amount due CIT by the Companies upon any voluntary prepayment, in whole or in part, of the Term Loan, and (B) be computed by multiplying the amount so prepaid by :

         (i) three percent (3%) if such prepayment occurs on or before the expiration of one (1) year from the Closing Date;

         (ii) two percent (2%) if such prepayment occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and

         (iii) one percent (1%) if such prepayment occurs after two (2) years from the Closing Date.

PURCHASE MONEY LIENS shall mean Liens on any item of Equipment acquired after the Closing Date provided that (A) each such Lien shall attach only to the property to be acquired, (B) a description of the Equipment so acquired is furnished to CIT, and (C) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $500,000.00 in any Fiscal Year.

RANCHO TTC PROPERTY shall have the meaning specified therefore in Paragraph
7.12.

REAL ESTATE shall mean each of the Companies' fee and/or leasehold interests in the real property, including any such real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CIT or its designee.

RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

REMEDIAL ACTION means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. Section 9601.

REPORTABLE EVENT means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section)

REVOLVING LINE OF CREDIT shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount of $13,500,000.

REVOLVING LOAN ACCOUNT shall mean the accounts on CIT's books, in each Company's name in which each Company will be charged with all applicable Obligations under this Financing Agreement.

REVOLVING LOAN PROMISSORY NOTE shall mean the promissory note in the form of Exhibit B hereto executed to evidence the Revolving Loans made by CIT under
Section 3 hereof.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by CIT pursuant to Section 3 of this Financing Agreement.

SECURITY AGREEMENT means a Security Agreement made by a Loan Party in favor of CIT securing the Obligations and delivered to CIT.

SENIOR DEBT shall mean the aggregate principal amount of all Indebtedness of the Companies and its Subsidiaries in respect of Revolving Loans, the Term Loan, the Ableco Loan, Letters of Credit and all other the indebtedness for borrowed money which is not Subordinated Debt.

SENIOR LEVERAGE RATIO shall mean, at any date of determination, the ratio of Senior Debt to Continuing Operations EBITDA.

STANDARD & POOR'S means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto

SUBORDINATED DEBT shall mean the debt due on the Subordinated Notes and all other debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to CIT (in form and substance satisfactory to CIT).

SUBORDINATED NOTE HOLDERS shall mean the holders of the Subordinated Notes.

SUBORDINATED NOTES shall mean Parent's 16% Amended and Restated Senior Subordinated Promissory Notes due August 29, 2005.

SUBORDINATING CREDITOR shall mean the Subordinated Note Holders and any other party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean the agreement (in form and substance satisfactory to CIT) among the Companies, a Subordinating Creditor and CIT, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of all of the Companies' Obligations to CIT.

SUBSIDIARY shall mean, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

SURPLUS CASH shall mean for any Fiscal Year (a) the sum of EBITDA, less (b) the sum of (i) all cash interest obligations paid by the Companies, (ii) the aggregate scheduled amount of principal of the Term Loan and the Ableco Loan and all other Senior Debt and Subordinated Debt repaid during such Fiscal Year,
(iii) Capital Expenditures actually incurred and not financed, and (iv) all federal, state and local tax cash payments made by each of the Companies for such Fiscal Year.

TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to their business, operations, Collateral or otherwise.

TCR ACQUISITION shall mean the acquisition of all of the Capital Stock of TCR by Parent on April 17, 1997.

TCR DISPOSITION shall mean a Disposition of all or substantially all of the assets or Capital Stock of TCR.

TERM LOAN PROMISSORY NOTE shall mean the promissory note in the form of Exhibit A hereto executed to evidence the Term Loan made by CIT under Section 4 hereof.

TERM LOAN shall mean the term loan in the principal amounts of $6,500,000.00 made by CIT pursuant to, and repayable in accordance with, the provisions of
Section 4 of this Financing Agreement.

TERMINATION EVENT means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under
Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

TOTAL ASSETS shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TOTAL DEBT RATIO shall mean, as of any date of determination, the ratio of (i) all Indebtedness of the Parent and its Subsidiaries on a consolidated basis as of such date (including, without limitation, all Indebtedness resulting from the payment of "PIK" interest), to (ii) EBITDA of the Companies for the 12-month period ending on the last day of the month immediately preceding the date of determination, provided, however, that following a TCR Disposition or any other Disposition of all or substantially all of the assets or Capital Stock of any Subsidiary of the Parent, the calculation of EBITDA under clause (ii) shall be exclusive of EBITDA attributable to the operations of TCR or such other Subsidiary, as the case may be, during such period.

TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' business.

TRADEMARKS shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York.

WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

         1.2 Unless otherwise expressly provided herein, each accounting term used in this Financing Agreement shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements.

SECTION 2. CONDITIONS PRECEDENT

         2.1 The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

         (a) LIEN SEARCHES - CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by each of the Companies and their Subsidiaries.

         (b) INSURANCE - Each of the Companies shall have delivered to CIT evidence satisfactory to CIT that casualty and liability insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.7 of Section 7 of this Financing Agreement.

         (c) UCC FILINGS - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected Lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

         (d) ASSIGNMENT OF CLAIMS. - All necessary or appropriate notices and assignments under the Assignment and Claims Act of 1940 shall have been executed by Authorized Officers of the appropriate Companies for delivery, on the day immediately following the Closing Date, to the appropriate contracting officers and disbursing officers with respect to all Trade Accounts Receivable that arise from or are subject to sales to the United States of America or any agency, department or division thereof.

         (e) BOARD RESOLUTION - CIT shall have received a copy of the resolutions of the Board of Directors or Managers of (i) each of the Companies and the Guarantors (as the case may be) authorizing (A) the execution, delivery and performance of this Financing Agreement and the other Loan Documents to which such Loan Parties are or will be a party and any related agreements and
(B) the transactions contemplated by the Loan Documents to which such Loan Parties are or will be a party, and (ii) each of the Companies authorizing the borrowings hereunder, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         (f) CORPORATE ORGANIZATION - CIT shall have received (i) a copy of the Certificate or Articles of Incorporation or Certificate of Formation or similar organizational document of each of the Companies and the Guarantors certified by the Secretary of State of the states of their incorporation or formation, and
(ii) a copy of the By-Laws, Operating Agreement or similar agreement of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

         (g) OFFICER'S CERTIFICATE - CIT shall have received an executed Officer's Certificate of each of the Loan Parties, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein (in the case of a Company) and in each other Loan Document to which such Loan Parties are a party are true and correct in all respects on and as of the Closing Date; (ii) each of the Loan Parties is in compliance with all of the terms and provisions set forth herein or therein, as applicable; and
(iii) no Default or Event of Default has occurred and is continuing on the Closing Date or would result from this Financing Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

         (h) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that each of the Companies and the Guarantors is validly existing and in good standing in its state of incorporation or organization and in each such other state or jurisdiction where the nature and extent of its business and properties requires the same, and that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: this Financing Agreement, the Guaranty and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter, by-laws or other organizational documents of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Companies, or any one of them, or the Guarantors are signatories or by which the Companies, or any one of them, or the Guarantors or their assets are bound. In addition, the Companies' United Kingdom counsel shall have delivered an opinion satisfactory to CIT that (i) all Liens upon the assets of TransTechnology (GB) Limited have been terminated, and (ii) all Indebtedness of TransTechnology (GB) Limited to the Parent or any other Loan Party has been duly assigned to CIT as collateral security for the Obligations in accordance with all applicable laws and that CIT has a perfected first priority security interest in such Indebtedness in accordance with all applicable laws.

         (i) REPRESENTATIONS AND WARRANTIES; ABSENCE OF DEFAULT; MATERIAL ADVERSE EFFECT - The following statements shall be true and correct: (i) the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to CIT pursuant hereto or thereto on or prior to the Closing Date are true and correct on and as of the Closing Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing or result from this Financing Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms and (iii) no Material Adverse Effect shall have occurred.

         (j) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or, to any Loan Party's knowledge, threatened against any Loan Party or any of their Subsidiaries or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against any Loan Party or any of their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, prospects, operation, assets, financial condition or Collateral of the Companies or any one of them and/or the Guarantors.

         (k) GUARANTIES, SECURITY AGREEMENTS - The Guarantors shall have executed and delivered to CIT Guaranties, in form acceptable to CIT, guaranteeing all present and future Obligations of the Companies, and Security Agreements securing their obligations under such Guaranties, in form acceptable to CIT.

         (l) SUBORDINATION AGREEMENTS - The Subordinating Creditor and the Loan Parties shall have executed and delivered to CIT a Subordination Agreement, in form and substance satisfactory to CIT, subordinating the debt due the Subordinating Creditor by the Loan Parties to the prior payment and satisfaction of the Obligations of each of the Companies to CIT, and Ableco and CIT shall have entered the Ableco/CIT Intercreditor Agreement in form and substance satisfactory to CIT.

         (m) CASH BUDGET PROJECTIONS - CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each of the Companies on the form provided by CIT.

         (n) PLEDGE AGREEMENTS - Each Loan Party shall (i) execute and deliver to CIT a Pledge Agreement pledging to CIT as collateral for the Obligations of the Companies and the obligations of the Guarantors not less than 100% of the issued and outstanding stock of each of the direct and indirect Subsidiaries of the Parent organized or incorporated under the laws of the District of Columbia or any State or territory of the United States of America and not less than 66% of the stock of all other direct and indirect Subsidiaries of the Parent, and
(ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

         (o) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. - The Companies and the Guarantors shall execute and deliver to CIT Security Agreements and/or assignments for security with respect to all of their Patents, Trademarks and Copyrights.

         (p) ADDITIONAL DOCUMENTS - Each Loan Party and its Subsidiaries shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies and CIT.

         (q) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

         (r) EXAMINATION & VERIFICATION - CIT shall have completed, to its satisfaction, an examination and verification of the Accounts, Inventory, books and records of each of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an opening additional Aggregate Availability of at least $3,000,000, as evidenced by a Borrowing Base certificate delivered by the Parent to CIT as of the Closing Date. In addition, all debts and obligations of the Companies shall be current, and all payables shall, at such time, be handled in the normal course of the Companies' business and consistent with their past practice. Each Company shall deliver to CIT a certificate of the chief financial officer of such Company certifying as to the matters set forth in this subsection (r) and containing the calculation of Aggregate Availability.

         (s) FINANCIAL STATEMENTS - The Companies shall have delivered to CIT the audited consolidated financial statements of the Companies for the fiscal year ended March 31, 2002, with the unqualified opinion of the Companies' independent auditors, and such financial statements shall be consistent with the financial statements previously furnished to CIT.

         (t) DEPOSITORY ACCOUNTS; CCR ARRANGEMENTS - Each of the Companies and their Subsidiaries shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between the Companies, CIT and the depository bank), which shall be in form and substance satisfactory to CIT. In addition, each of the Companies and their Subsidiaries shall have amended their registrations on the Central Contractor Registration database maintained by the Department of Defense and other agencies of the United States of America, so that all electronic payments made by the United States of America or any agency or department thereof to such Company or Subsidiary shall be made to an account designated by CIT.

         (u) EXISTING CREDIT AGREEMENT - The Companies' Existing Credit Agreement shall be: (i) terminated; (ii) all loans and obligations of any Loan Party thereunder shall be paid or satisfied in full, including through utilization of the proceeds of the initial Revolving Loans and the Term Loan to be made under this Financing Agreement; and (iii) all Liens in favor of the Existing Lenders on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment. The Parent shall have delivered a fully executed copy of a Pay-Off Letter with respect to the Existing Credit Agreement, in form and substance satisfactory to CIT.

         (v) MORTGAGES/DEEDS OF TRUST - The Mortgages shall have been executed and delivered to CIT, an agent of CIT or to a title insurance company acceptable to CIT.

         (w) TITLE INSURANCE POLICIES - CIT shall have received, in respect of each Mortgage, a mortgagee's title policy or marked-up unconditional binder for such insurance (other than with respect to the real property owned by the Parent and located at 1 Robert Lane, Glen Head, New York 11545). Each such policy shall
(i) be in an amount satisfactory to CIT; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first Lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CIT; (iii) name CIT as the insured thereunder; and
(iv) contain such endorsements and effective coverage as CIT may reasonably request, including, without limitation, the revolving line of credit endorsement. CIT shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

         (x) SURVEYS - CIT and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "TITLE INSURANCE COMPANY") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the Mortgages, dated a date satisfactory to CIT and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to CIT and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall
(x) be certified to CIT
and the Title Insurance Company and (y) contain a legend reciting as to whether or not the site is located in a flood zone.

         (y) APPRAISALS - CIT shall have received satisfactory appraisals on each of the Companies' Equipment and Inventory, which appraisals shall be prepared by DoveBid Valuation Services, Inc., and shall indicate as of February 26, 2002, (i) a net orderly liquidation recovery value of Inventory attributable to the "Breeze Eastern" division of the Parent of at least 15% of cost, which shall equal an initial Borrowing Base advance rate in respect of such Inventory of at least 12.75%, and (ii) a net orderly liquidation recovery value of Inventory attributable to Norco of at least 12% of cost, which shall equal an initial Borrowing Base advance rate of such Inventory of at least 10.2%.

         (z) ENVIRONMENTAL REPORT - CIT shall have received environmental audit reports on (i) all of each of the Loan Parties' and their Subsidiaries' leasehold and fee interests, and (ii) the Companies' waste disposal practices, in each case, to CIT's satisfaction. The reports must not disclose or indicate any material liability (real or potential) stemming from the Companies' premises, their operations, their waste disposal practices or waste disposal sites used by Companies other than as set forth on Schedule 7.11.

         (aa) SCHEDULES - The Companies or their counsel shall provide CIT with schedules of (a) any of the Companies' and their Subsidiaries (i) Trademarks,
(ii) Patents and (iii) Copyrights as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, and (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed.

         (bb) CIT COMMITMENT LETTER - Each of the Companies shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of CIT Commitment Letter.

         (cc) ABLECO FINANCING AGREEMENT - CIT shall be satisfied that the Companies shall have satisfied all of the conditions to effectiveness of the Ableco Financing Agreement.

         (dd) GOOD STANDING CERTIFICATES - The Companies shall have delivered a certificate of the appropriate official(s) of (i) the state of organization of each Loan Party that is organized or incorporated under the laws of the District of Columbia or any State or Territory of the United States of America and (ii) each state of foreign qualification, if any, of each Loan Party, in each case as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states.

         (ee) THIRD PARTY DOCUMENTS - The Companies shall have delivered to CIT
(i) a landlord waiver, in form and substance satisfactory to CIT and which may be included as a provision contained in the relevant lease, executed by each landlord with respect to each lease to which a Loan Party is party and (ii) a collateral access agreement or similar agreement, in form and substance satisfactory to CIT, executed by each Person who possesses Inventory and Equipment of any Loan Party.

         (ff) APPROVALS - All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the loans hereunder or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.

         (gg) PAYMENT OF FEES, ETC. - The Companies shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 8.

         (hh) LEGALITY - The making of the loans hereunder shall not contravene any law, rule or regulation applicable to CIT.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and CIT shall otherwise agree in writing.

         2.2 CONDITIONS TO EACH EXTENSION OF CREDIT

         Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to any of the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by each of the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

         (c) BORROWING BASE - Except as may be otherwise agreed to from time to time by CIT and the Companies in writing, after giving effect to the extension of credit requested to be made by any of the Companies on such date, (x) the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by each of the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) such Company's Borrowing Base, and (y) the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by all of the Companies will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Aggregate Borrowing Base.

Each borrowing and request for a Letter of Credit by a Company hereunder shall be executed by an Authorized Officer and shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and CIT shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS
           ---------------

         3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time, and within (x) Availability, (y) Aggregate Availability and (z) the Line of Credit (but subject to CIT's right in its sole discretion to make Overadvances), to make loans and advances to each Company on a revolving basis (i.e. subject to the limitations set forth herein, each of the Companies may borrow, repay and re-borrow Revolving Loans). In addition, until such time as the Ableco Debt shall have been paid in full or otherwise satisfied in a manner acceptable to the Ableco Group Lenders and the Ableco Group Agent, the Revolving Loans shall not exceed the Revolving Line of Credit, minus $1,500,000. Such loans and advances shall be in amounts not to exceed such Company's Borrowing Base, and shall not in the aggregate exceed the Aggregate Borrowing Base. All requests for loans and advances must be received by an officer of CIT no later than (i) 1:00 p.m., New York time, of the Business Day on which any such Chase Bank Rate Loans and advances are required or (ii) three Business Days prior to any requested LIBOR Loan. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

         3.2 (a) In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request.

         (b) In addition, each of the Companies shall furnish to CIT, no later than Wednesday of each week, a certificate executed by an Authorized Officer of each Company calculating such Company's Borrowing Base as of the close of business on Friday of the immediately preceding week, supported by schedules showing the derivation thereof, in form and substance reasonably satisfactory to CIT.

         (c) In addition, upon CIT's request, each of the Companies shall provide CIT with copies of agreements with, or purchase orders from, such Companies' customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes CIT to regard the Companies' (or a Company's) printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

         3.3 Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, any other Account is bona fide, made by the Companies in the ordinary course of their business; each Trade Account Receivable in respect of sales to the United States of America or to any agency, department or division thereof is assignable to CIT under, and no later than the day immediately following the Closing Date will have been assigned to CIT in compliance with, the Assignment of Claims Act of 1940 and any other applicable statute, rule or regulation; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Companies and are not and shall not be subject to any Lien or consignment arrangement other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the Companies; and the Companies' customers have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Companies have complied with the notification requirements of Paragraph 3.5 of this Section 3. The Companies confirm to CIT that any and all Taxes or fees relating to their business, their sales, the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by the Companies when due, subject to Paragraph 7.8 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a Lien on or claim against the Accounts. The Companies hereby further represent and warrant that they shall not acquire any Inventory on a consignment basis, nor co-mingle their Inventory with any of their customers or any other person, including pursuant to any bill and hold sale or otherwise, and that their Inventory is marketable to their customers in the ordinary course of business of the Companies, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 of this
Section 3 from time to time. Each of the Companies also warrants and represents that it is a duly organized and validly existing corporation and in good standing under the laws of the jurisdiction of its organization and is qualified in all states where the failure to so qualify would have a Material Adverse Effect or impair such Company's ability to enforce collection of Accounts due from customers residing in that state. The Companies agree to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agree that the books and records of the Companies will reflect CIT's interest in the Accounts and Inventory. All of the books and records of the Companies will be available to CIT at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

         3.4 (a) Until CIT has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Solely, upon the occurrence of an Event of Default, CIT may elect to terminate such privilege. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by a Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for CIT, separate from such Company's own or the Companies' property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. Each of the Companies shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of their account debtors to deposit any and all proceeds of

Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; (iv) advise all such banks of CIT's security interest in such funds; and (v) upon entering into any contract for the sale of goods to the United States of America or any agency, department or division thereof, assign to CIT, in compliance with the Assignment of Claims Act of 1940 or any other applicable statute, rule or regulation, all Trade Account Receivables in respect of such contract, and use its best efforts to cause such contract to incorporate therein 52.232-23 - Alternate I of the Federal Acquisition Regulations. The Parent shall in addition use its best efforts following the Closing Date to cause that certain contract number N68335-99-C-0005 to be amended, as soon as practicable, so as incorporate therein 52.232-23 - Alternate I of the Federal Acquisition Regulations. The Companies shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. All amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

         (b) The Companies shall establish and maintain, in their name and at their expense, the Deposit Accounts referred to in subsection (a) above with such banks as are acceptable to CIT (the "Blocked Accounts") into which each of the Companies shall promptly cause to be deposited: (i) all proceeds of Collateral received by any of the Companies, including all amounts payable to the Companies from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Companies at each of their locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no Lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. The Companies hereby confirm and agree that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of CIT.

         3.5 The Companies agree to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Companies agree to issue credit memoranda promptly (with duplicates to

CIT upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT), and on notice from CIT, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with CIT's name (as secured party) and held by the Companies for CIT's account.

         3.6 (a) CIT shall maintain a Revolving Loan Account on its books in which each of the Companies will be charged with all loans and advances made by CIT to such Company to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by CIT from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

         (b) Each of the Companies hereby irrevocably appoints the Parent as its borrowing agent and attorney-in-fact for itself (the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until CIT shall have received prior written notice signed by all of the Companies that such appointment has been revoked and that another Company specified in such notice has been appointed Administrative Borrower. Each Company hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to CIT and to receive from CIT, on its behalf, all notices with respect to loans obtained for the benefit of any Company and all other notices and instructions under this Financing Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to make requests for Revolving Loans and Letters of Credit on its behalf and to furnish all such certificates necessary to support such requests, including, without limitation, Borrowing Base certificates, and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood, that notwithstanding the foregoing, CIT shall maintain a separate Revolving Account for each Company, and that any request by the Administrative Borrower for a Revolving Loan shall specify the Revolving Loan Account (or Accounts) of the Company (or Companies) to be charged, (although the proceeds of such Revolving Loans may wired by CIT to the account of the Administrative Borrower or any other Company or Companies designated by the Administrative Borrower for the convenience of the Administrative Borrower, without in any way limiting the obligations of such Company to be charged, or of any other Company). Each request by the Administrative Borrower for a Revolving Loan on behalf of a Company shall be deemed to be a representation by the Administrative Borrower and each of the Companies that after giving effect to the extension of credit requested to be made to such Company on such date, (i) the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by such Company will not exceed such Company's Borrowing

Base, and (ii) the aggregate outstanding balance of the Revolving Loans and outstanding Letters of Credit owing by all of the Companies will not exceed the Aggregate Borrowing Base. To induce CIT to deal with Companies as provided for in this Section and in consideration thereof, each of the Companies hereby jointly and severally agrees to indemnify CIT and hold CIT harmless against any and all liability, expense, loss or claim of damage or injury, made against CIT by any of the Companies or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Revolving Loan Accounts as herein provided, (b) CIT relying on any instructions of the Administrative Borrower, or
(c) any other action taken by CIT in accordance with the Loan Documents, and each of the Companies hereby acknowledges and agrees that it shall be bound by any notice or other statement made to CIT on its behalf by the Administrative Borrower, whether authorized or not by such Company.

         3.7 After the end of each month, CIT shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon each of the Companies and shall constitute an account stated between the Companies and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

         3.8 In the event that at any time any requested advance exceeds Aggregate Availability or (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b)(x) the Aggregate Borrowing Base or (y) the Revolving Line of Credit, the amount of such Overadvances shall be due and payable to CIT immediately upon CIT's demand therefor.

SECTION 4. TERM LOAN; MANDATORY PREPAYMENTS

         4.1 Each of the Companies hereby agrees to execute and deliver to CIT the Term Loan Promissory Note, to evidence the Term Loan to be extended by CIT.

         4.2 Upon receipt of such Term Loan Promissory Note, CIT hereby agrees to extend the proceeds of the Term Loan to the Companies in accordance with their Allocated Percentages.

         4.3 The principal amount of Term Loan shall be repaid to CIT by or on behalf of each Company in monthly principal installments of (x) $733,333 multiplied by such Company's Allocated Percentage, for such time as the outstanding principal balance on the Term Loan is greater than $3,500,000, or otherwise (y) $108,333 multiplied by such Company's Allocated Percentage. The first such installment shall be due and payable on April 1, 2003 and the subsequent installments shall be due and payable on the first Business Day of each month thereafter until paid in full.

         4.4 In the event this Financing Agreement or the Line of Credit is terminated by CIT, or the Companies or any one of them for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Term Loan Promissory Note or this Financing Agreement.

         4.5 Any Company may prepay at any time, at its option, in whole or in part, the Term Loan, provided that with each such prepayment, such Company shall pay: (a) accrued interest on the principal so prepaid to the date of such prepayment, and (b) the Prepayment Premium, if any. Each such prepayment shall be applied to the then last maturing installments of principal of the Term Loan

         4.6 In the event the Companies have Surplus Cash in any Fiscal Year ending after the Closing Date, the Companies must make a mandatory prepayment on or before the 90th day of the immediately succeeding Fiscal Year, by an amount equal to fifty percent (50%) of said Surplus Cash (the "Applied Surplus Cash"), which shall be applied first to the Term Loan until paid in full, and then to the Ableco Loan until paid in full, provided, however, that if (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect to such payment there will have been an average Aggregate Availability of at least $3,000,000 over the thirty (30) days preceding such payment, (iii) the principal amount outstanding under the Term Loan immediately prior to giving effect to such payment is no more than $3,500,000, and (iv) the Companies' accounts payable are at a level reasonably satisfactory to CIT, then notwithstanding that the Term Loan has not been paid in full, the Applied Surplus Cash may be applied first, to the Ableco Loan until paid in full, and then to the Term Loan until paid in full. All payments made by the Companies to CIT under this Section 4.6 with respect to the Term Loan shall be applied by CIT to the Term Loan in such manner and in such proportion to the Allocated Percentages as CIT shall determine in its sole discretion.

         4.7 (a) In the event any Company or Subsidiary of any Company makes a Disposition other than a Disposition or refinancing of the real property of (x) Norco located at 139 Ethan Allen Highway, Ridgefield, Connecticut or (y) the Parent located at 700 Liberty Avenue, Union, New Jersey, the Net Cash Proceeds of such Disposition shall be applied in accordance with this Paragraph 4.7 as follows:

         (i) If such Net Cash Proceeds result from a TCR Disposition, such Net Cash Proceeds shall be applied (i) first, to the Revolving Loans, in an amount, if any, equal to the Borrowing Base applicable to TCR, based upon a Borrowing Base certificate, in form and substance reasonably acceptable to CIT, delivered by the Companies to CIT immediately prior to the closing of such transaction,
(ii) second, to the Term Loan in the amount equal to the sum of (a) (1) the gross book value of Accounts and Inventory disposed of in such transaction, less
(2) the amount applied to the Revolving Loans in clause (i) above, plus (b) an amount equal to the lesser of (1) $2,000,000 and (2) the amount necessary to reduce the principal balance of the Term Loan to $2,500,000, (iii) third, to the Revolving Loans in an amount (if any) to cause Aggregate Availability to equal $3,000,000, (iv) fourth, so long as no Event of Default will occur as a result thereof, to the payment of the Ableco Loan until paid in full, and (v) thereafter, to the Obligations in such order as CIT shall determine in its sole discretion;

         (ii) If such Net Cash Proceeds result from any other Disposition (other than as set forth clause in clause (i) above in this Paragraph 4.7 and clauses
(x) and (y) in the first paragraph of this subparagraph(a)), such Net Cash Proceeds shall be applied (i) first, to the Term Loan in the amount needed, if any, to reduce the outstanding principal of the Term Loan to the sum of (a) eighty-five percent (85%) of the orderly liquidation value of machinery and equipment owned by the Companies and the Guarantors (as determined by CIT in its reasonable discretion), plus (b) fifty percent (50%) of the fair market value of the Real Estate owned by the Companies and the Guarantors, minus (c) the aggregate principal payments received by CIT in respect of the Term Loan from the Closing Date through the date of such Disposition, (ii) second, to the Revolving Loans in an amount (if any) to cause Aggregate Availability to equal $3,000,000, (iii) third, so long as (a) no Event of Default will occur as a result thereof, and (b) the principal amount outstanding under the Term Loan immediately prior to giving effect to such payment is no more $3,500,000, to the payment of the Ableco Loan, and (iv) thereafter, to the Obligations in such order as CIT shall determine in its sole discretion, provided that, if an Event of Default shall have occurred and be continuing, then such Net Cash Proceeds shall be applied (x) first, to the Term Loan until paid in full, (y) second, to the Revolving Loans, until paid in full and (z) thereafter, to the Ableco Loan until paid in full. Notwithstanding anything to the contrary in this Agreement, after the occurrence of an Event of Default, any Net Cash Proceeds from a Disposition applied to the Revolving Loans shall permanently reduce the Aggregate Borrowing Base in an equal amount.

         (b) In the event of a Disposition referred to in clauses (x) or (y) in the first paragraph of subparagraph (a) of this Paragraph 4.7, the Net Cash Proceeds of such Disposition shall be applied as agreed upon by CIT and Ableco Group Agent in their sole discretion.

         (c) The provisions of this Paragraph 4.7 shall not be deemed to be implied consent to any Disposition otherwise prohibited by the terms and conditions of this Agreement. Notwithstanding the foregoing, CIT agrees that it will (i) promptly, and without further approval or condition, release its lien on any Collateral of TransTechnology (GB) Limited or TransTechnology Brasil Ltda., as applicable, upon the sale of all or substantially all of the Capital Stock or assets of such entities or any dilutive issuance of the Capital Stock of such entities whereby the Parent beneficially owns less than 20% of the Capital Stock of either such entity following the completion of such issuance, and (ii) release its lien on any Collateral of TCR upon the sale of all or substantially all of the Capital Stock or assets of TCR, provided that, in each such case, (1) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (2) the Net Cash Proceeds received by the Parent or any other Loan Party as a result of such transaction shall be applied in accordance with the terms set forth in Paragraph 4.7(a) above, and provided further, that in the case of the sale of all or substantially all of the Capital Stock or assets of TCR, the Net Cash Proceeds received by the Parent as consideration for such sale shall not be less than $10,000,000.

         4.8 Subject to Paragraph 4.7 hereof of this Financing Agreement;

         (a) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in clauses(a), (c), (d), (e) and (f) of the definition of

Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock, of the Net Cash Proceeds received by such Person in connection therewith shall be applied first to the Term Loan until paid in full, and then to the Ableco Loan until paid in full, provided, however, that if (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect to such payment there will have been an average Aggregate Availability of at least $3,000,000 over the thirty (30) days preceding such payment, and (iii) the Companies' accounts payable are at a level reasonably satisfactory to CIT, then notwithstanding that the Term Loan has not been paid in full, such Net Cash Proceeds shall be applied first, to the Ableco Loan until paid in full, and then to the Term Loan until paid in full. The provisions of this subsection (a) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Financing Agreement.

         (b) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Companies shall apply such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts, first to the Term Loan until paid in full, and then to the Ableco Loan until paid in full, provided, however, that if (i) no Event of Default shall have occurred and be continuing, (ii) after giving effect to such payment there will have been an average Aggregate Availability of at least $3,000,000 over the thirty (30) days preceding such payment, (iii) the principal amount outstanding under the Term Loan immediately prior to giving effect to such payment is no more $3,500,000, and (iv) the Companies' accounts payable are at a level reasonably satisfactory to CIT, then notwithstanding that the Term Loan has not been paid in full, such Extraordinary Receipts shall be applied first, to the Ableco Loan until paid in full, and then to the Term Loan until paid in full.

         4.9 Each such prepayment in respect of the Term Loan under this Financing Agreement shall be applied to the then last maturing installments of principal of the Term Loan with respect to the Company or Companies required to make such prepayment, and at CIT's discretion, may be applied first to accrued interest on the Term Loans to the date of such prepayment.

         4.10 Each of the Companies hereby authorizes CIT to charge its Revolving Loan Accounts with the amount of all Obligations owing under this
Section 4 as such amounts become due. The Companies confirm that any charges which CIT may so make to their respective Revolving Loan Accounts as herein provided will be made as an accommodation to the Companies and solely at CIT's discretion.

SECTION 5. LETTERS OF CREDIT
           -----------------

         In order to assist the Companies, or any one of them, in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending

CIT's credit to the Companies and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below.

         5.1 Within the Revolving Line of Credit, Availability and Aggregate Availability, CIT shall assist each of the Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. CIT's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CIT's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CIT, the Issuing Bank and the Companies, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit issued hereunder for any Company shall be reserved dollar for dollar from such Company's Availability as an Availability Reserve.

         5.2 CIT shall have the right, without notice to any of the Companies, to charge a Company's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CIT under the Letters of Credit Guaranty at the earlier of (a) payment by CIT under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to the Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

         5.3 Each of the Companies jointly and severally unconditionally indemnifies CIT and holds CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for any Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CIT under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Companies agree that any charges incurred by CIT for any of the Companies account by the Issuing Bank shall be conclusive on CIT and may be charged to such Company's Revolving Loan Account.

         5.4 CIT shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Companies.

         5.5 The Companies agree that any action taken by CIT if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on each of the Companies and shall not result in any liability whatsoever of CIT to the Companies. In furtherance thereof, CIT shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Companies or any one of them. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any of the Company's instructions with respect thereto, CIT may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without CIT's express consent and endorsement in writing, the Companies agree: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CIT, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

         5.6 The Companies agree that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that CIT may at any time request will be promptly furnished. In connection herewith, the Companies warrant and represent that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each of the Companies assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

         5.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies or any one of them to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL
           ----------

         6.1 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to CIT a continuing general Lien upon, and security interest in, all of their assets and properties, wherever located and whether now or hereafter existing, tangible or intangible including, without limitation, to the extent any Company has any right, title or interest therein, the following:

         (a) Accounts;

         (b) Commercial Tort Claims specified on Schedule 1A hereto;

         (c) Inventory;

         (d) General Intangibles (including, without limitation, all Payment Intangibles (as defined in the UCC));

         (e) Documents of Title;

         (f) Other Collateral;

         (g) Equipment;

         (h) Fixtures (as defined in the UCC); and

         (i) Real Estate, other than Real Estate set forth on Schedule 6.1 hereto.

         6.2 The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is owned by any of the Companies or in which the Companies have any interest, whether held by the Companies or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner, finance lessee or conditional vendee;

         (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

         6.3 Each of the Companies agrees to safeguard, protect and hold all Inventory for CIT's account and make no disposition thereof except as otherwise permitted by this Financing Agreement. The Companies represent and warrant that Inventory will be sold and shipped by the Companies to their customers only in the ordinary course of the Companies' business, and then only on open account and on commercially reasonable terms, provided that, absent the prior written consent of CIT, the Companies shall not sell Inventory on a consignment basis nor retain any Lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Companies hereby agree to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Companies hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

         6.4 Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT's security interest.

         6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Accounts may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         6.6 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

         6.7 Any balances to the credit of the Companies, or any one of them, and any other property or assets of the Companies, or any one of them, in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The Liens and security interests granted herein, and any other Lien or security interest CIT may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

         6.8 Each of the Companies possess all General Intangibles and rights thereto necessary to conduct their business as conducted as of the Closing Date and the Companies shall maintain their rights in, and the value of, the foregoing in the ordinary course of their business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Each Company shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, a duly executed and delivered Assignment for Security (Trademarks), Assignment for Security (Patents) and Assignment for Security (Copyrights) in the forms attached hereto as Exhibits C, D and E, and shall deliver to CIT from time to time such other Security Agreements and assignments of security interest with respect to General Intangibles (now or hereafter acquired) of such Company as CIT shall require to obtain valid first Liens thereon (subject to Permitted Encumbrances). In furtherance of the foregoing, the Companies shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as CIT may reasonably require to obtain and perfect its Lien thereon. The Companies hereby confirm that they shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of the Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT. Each of the Companies hereby irrevocably grants upon the occurrence of an Event of Default to CIT a royalty-free, non-exclusive license to use, assign, sell, license or sublicense any General Intangibles (whether now owned or hereafter acquired by any Company), including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, including, without limitation, the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and
(ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT's Lien and perfection in any General Intangibles. Each Company will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of Trademarks, Patents and Copyrights. If any Trademarks, Copyrights, Patents, licenses or other intellectual property of any Company is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Companies shall
(x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify CIT and (y) to the extent any Company shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Companies shall deem appropriate under the circumstances to protect such Trademarks, Copyrights, Patents, licenses or other intellectual property. Upon the occurrence and during the continuance of an Event of Default, no Company may abandon or otherwise permit any Trademarks, Copyrights and Patents to become invalid without the prior written consent of CIT, and if any Trademarks, Copyrights or Patents are infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Company will take such action as CIT shall deem appropriate under the circumstances to protect such intellectual property. If at any time after the date hereof, any Company acquires or holds any Commercial Tort Claim, such Company shall immediately notify CIT in a writing signed by such Company setting forth a brief description of such Commercial Tort Claim and grant to CIT a security interest therein and in the proceeds thereof, which writing shall be in form and substance satisfactory to CIT.

         6.9 This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by the Mortgages.

         6.10 The Companies shall give to CIT from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CIT shall require to obtain a valid first Lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CIT.

         6.11 The Company agrees that all chattel paper created by the Company will be marked: "This chattel paper has been assigned to The CIT Group/Business Credit, Inc. and Ableco Finance LLC, as agent. Further assignment of this chattel paper violates the rights of The CIT Group/Business Credit, Inc and Ableco Finance LLC, as agent."

         6.12 At any time any Collateral with a book value in excess of $100,000.00 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Closing Date) which is not owned by a Loan Party, the Companies shall caused to be obtained written subordinations or waivers, in form and substance satisfactory to CIT, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

         6.13 The Companies shall, or shall cause their Subsidiaries to, within sixty (60) days of the Closing Date to provide evidence satisfactory to CIT that the Federal tax lien filed on April 16, 2002, in the amount of $29,833.44 against the Parent, TransTechnology International Corporation, a Delaware corporation, and Seeger, Inc., and as set forth on Schedule 2 attached hereto, shall have been released, which evidence shall include, without limitation, a UCC search result satisfactory to CIT indicating that such Lien shall have been terminated.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS
           -----------------------------------------

         7.1 Each of the Companies hereby jointly and severally warrants, represents and covenants that: (a) the fair value of their respective Total Assets exceeds the book value of the Total Liabilities; (b) each Company is generally able to pay its debts as they become due and payable; and (c) each Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Companies further warrant and represent that: (i) Schedule 1A hereto correctly and completely sets forth for each Loan Party, its (A) chief executive office,
(B) state of incorporation, (C) Collateral locations, (D) exact legal name, (E) organizational identification number, and (F) Commercial Tort Claims and (G) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks' offices at the locations set forth in Schedule 1B, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only Liens on the Collateral; (iii) except for the Permitted Encumbrances, the Companies are, or will be, at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others; (iv) the Companies will, at their expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Companies, or any one of them, will not grant, create or permit to exist, any Lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of any Company's Inventory; and (vi) the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from their premises, or otherwise disposed of by the Companies except as otherwise permitted in this Financing Agreement.

         7.2 Each of the Companies agrees to, and cause its Subsidiaries to, maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. Each Company shall permit, and cause each of its Subsidiaries to permit, the agents and representatives of CIT, at any time and from time to time during normal business hours, at the expense of the Companies, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by CIT based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Company hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of CIT in accordance with this Paragraph 7.2).

         7.3 Each Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder. Each Company shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business except where the failure to do so would not have a Material Adverse Effect. Each of the Companies hereby represents and warrants that (i) a certificate of dissolution for Seeger, Inc. has been filed in the appropriate filing office in Delaware on July 3, 2002 and for TransTechnology Systems and Services, Inc. in the appropriate filing office in Michigan on February 28, 2002, (ii) each of such Subsidiaries has no assets and no liabilities and (iii) upon receipt of a tax clearance certificate from the applicable State, each such Subsidiary shall cease to exist. Each of the Companies hereby represents and warrants that (a) neither SSP Industries, a California corporation, nor SSP International Sales, Inc., a California corporation, has any assets or liabilities as of the date hereof and (b) Rancho TransTechnology Corporation, a California corporation has no assets or liabilities other than the Rancho TTC Property.

         7.4 Each of the Companies agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its Liens thereon. Each of the Companies are also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

         7.5 Each of the Companies agrees to: a) execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral; and b) provide CIT, on request, with an appraisal of the Inventory, Real Estate, machinery and/or Equipment, which appraisal shall be at the Companies' expense and otherwise acceptable to CIT. Any failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

         7.6 Each of the Companies agrees to comply with, and to cause its Subsidiaries to comply with, the requirements of all state and federal laws in order to grant to CIT valid and perfected first priority security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. The Companies hereby consent to and ratify any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Companies agree to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of Liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement and any other Loan Documents, including but not limited to obtaining control agreements with respect to deposit accounts and/or Investment Property.

         7.7 (a) Each of the Companies shall, and shall cause each of its Subsidiaries, to maintain insurance on all of its properties, including, without limitation, its Real Estate, Equipment and Inventory, under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All such insurance policies, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, are to be made payable to CIT, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CIT may require to fully protect CIT's interest in such properties and to any payments to be made under such policies. All certificates of insurance and original policies or true copies thereof, are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT's favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, CIT may arrange for such insurance, but at the Companies' expense and without any responsibility on CIT's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT or otherwise cured by the Companies in accordance with the terms of this Financing Agreement, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or the Companies or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) In the event the Companies or any one of them fails to provide CIT with timely evidence, acceptable to CIT, of its maintenance of insurance coverage required pursuant to Paragraph 7.7(a) above, CIT may purchase, at the Companies' expense, insurance to protect CIT's interests in the Collateral. The insurance acquired by CIT may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event CIT purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable Chase Bank Rate for Revolving Loans set forth in Paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. CIT may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Accounts. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by CIT may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that CIT purchases such insurance, CIT will notify the Companies or the applicable Company of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Companies provide CIT with proof that the Companies had the insurance coverage required pursuant to 7.7(a) above (in form and substance satisfactory to CIT) as of the date on which CIT purchased insurance and the Companies continued at all times to have such insurance, then CIT agrees to cancel the insurance purchased by CIT and credit the Companies' Revolving Loan Accounts with the amount of all costs, interest and other charges associated with any insurance purchased by CIT, including with any amounts previously charged to the Revolving Loan Accounts.

         7.8 (a) Each of the Companies shall, and shall cause each of its Subsidiaries, to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies, their Subsidiaries or the Collateral unless such Taxes are being diligently contested in good faith by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any Lien shall be filed or claimed thereunder: (a) for Taxes due the United States of America, or
(b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Real Estate), such Lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the Lien of record. If the Companies or any one of them fails to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority Lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

         (b) Each of the Companies represents and warrants that no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has engaged in a transaction within the meaning of Section 4069 of ERISA.

         7.9 Each of the Companies shall, and shall cause each of its
Subsidiaries: (a) to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies, their Subsidiaries or any one of them, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; and (b) comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies or any one of them.

         7.10 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CIT shall have otherwise consented in writing, each of the Companies will furnish to CIT:

         (a) as soon as available and in any event within 45 days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ended June 30, 2002, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to CIT, subject to normal year-end adjustments;

         (b) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of a "big four" independent certified public accounting firm (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Paragraph 7.20), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

         (c) as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with July 2002, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to CIT, subject to normal year-end adjustments;

         (d) simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (a), (b) and (c) of this Paragraph 7.10, (i), a certificate of an Authorized Officer of the Parent (A) stating that such Authorized Officer has reviewed the provisions of this Financing Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Financing Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Paragraph 7.20;

         (e) as soon as available and in any event within 10 days after the end of each fiscal month of the Parent and its Subsidiaries commencing August 2002, reports in form and detail satisfactory to CIT and certified by an Authorized Officer of the Parent as being accurate and complete (A) listing all Trade Accounts Receivable of the Loan Parties as of such day, which shall include the amount and age of each such Trade Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to CIT pursuant to this clause (e)(A) for the immediately preceding fiscal month, the name and mailing address of each account debtor with respect to each such Trade Account Receivable and such other information as CIT may reasonably request, (B) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable, the name and mailing address of each account creditor and such other information as CIT may reasonably request, and (C) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the warehouse and production facility location and such other information as CIT may reasonably request, all in detail and in form reasonably satisfactory to CIT;

         (f) (a) on or before the thirtieth (30th) day of each Fiscal Year, financial projections, supplementing and superseding the financial projections for such period referred to in Paragraph 2.1(s), prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to CIT, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) on or before the forty-fifth (45th) day of each Fiscal Quarter, financial projections, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to CIT, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

         (g) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority, provided that such disclosure to CIT would not violate the Companies ability to secure confidential treatment from the Governmental Authority of the submitted information;

         (h) as soon as possible, and in any event within three (3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer of the Parent setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

         (i) (A) as soon as possible and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof has actual knowledge that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Parent setting forth the details of such occurrence known to such Authorized Officer and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within ten (10) days after the filing thereof with the Internal Revenue Service if requested by CIT, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan that is filed or required to be filed by any Loan Party, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof has actual knowledge that a required installment payment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, notice of such fact, (E) promptly and in any event within three
(3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

         (j) promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

         (k) as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;

         (l) as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party;

         (m) promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the Securities and Exchange Commission or any national (domestic or foreign) securities exchange;

         (n) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

         (o) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as CIT may from time to time may reasonably request;

         (p) within 45 days following the Closing Date, a certificate of an Authorized Officer of the Parent (i) annexing thereto the acknowledgements of the appropriate contracting officers and disbursing officers received with respect to the notices and assignments previously delivered to such contracting officers and disbursing officers pursuant to Paragraph 2.1(d) of Section 2, and
(ii) certifying that such acknowledgements relate to no less than 50% of the aggregate dollar amount of all Trade Accounts Receivables of the Companies with respect to which the United States of America or any agency, division or department thereof is the account debtor as of such date; and

         (q) within 60 days following the Closing Date, a certificate of an Authorized Officer of the Parent (i) annexing thereto the acknowledgements of the appropriate contracting officers and disbursing officers received with respect to the notices and assignments previously delivered to such contracting officers and disbursing officers pursuant to Paragraph 2.1(d) of Section 2, and
(ii) certifying that such acknowledgements relate to no less than 100% of the aggregate dollar amount of all Trade Accounts Receivables of the Companies with respect to which the United States of America or any agency, division or department thereof is the account debtor as of such date.

         7.11 Except as set forth on Schedule 7.11, and only to the extent set forth therein, each of the Companies shall (i) keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to CIT any documentation of such compliance which CIT may reasonably request; (iii) provide CIT written notice within five
(5) days
of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) provide CIT with written notice within ten (10) days of the receipt of any of the following:
(A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) any notices the Companies or any of their Subsidiaries receive from any local, state or federal authority advising any one them of any environmental liability (real or potential) stemming from their operations, premises, waste disposal practices, or waste disposal sites used by any of them, or any other notice of a violation, citation or other administrative order which could have a Material Adverse Effect.

         7.12 The Companies shall cause (i) each Subsidiary of any Loan Party not in existence on the Closing Date, to execute and deliver to CIT promptly and in any event within 3 days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement,
(C) if such Subsidiary has any Subsidiaries, a Pledge Agreement together with
(x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary, (y) undated stock powers executed in blank with signature guaranteed, and (z) such opinion of counsel and such approving certificate of such Subsidiary as CIT may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (D) one or more Mortgages, in form and substance satisfactory to CIT, creating on the real property of such Subsidiary a perfected, first priority Lien on such real property subject only to Permitted Encumbrances, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate, each in form and substance satisfactory to CIT, together with such other agreements, instruments and documents as CIT may reasonably require, and
(E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by CIT in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and (ii) each owner of the Capital Stock of any such Subsidiary to execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as CIT may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by CIT. In addition, in the event that the Parent has not effected the sale of the real property located at 25977 Sand Canyon Road, Canyon Country, California 91351 (the "RANCHO TTC PROPERTY") by September 30, 2002, the Parent shall cause Rancho TransTechnology Corporation to deliver to CIT, no later than October 15, 2002 a Mortgage, in form and substance satisfactory to CIT, creating on such real property in favor of CIT a perfected, first priority Lien subject only to Permitted Encumbrances, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor's certificate with respect to such real property, each in form and substance satisfactory to CIT, together with such other agreements, instruments and documents as CIT may reasonably require in connection therewith.

         7.13 (a) In addition to each Loan Party's other obligations under this Financing Agreement and the other Loan Documents, each Loan Party shall, jointly and severally, defend, protect, indemnify and hold harmless CIT, its transferees and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "INDEMNITEES") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Financing Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) CIT's furnishing of funds or any Letter of Credit Guaranty to any Company under this Financing Agreement or the other Loan Documents, including, without limitation, the management of any such loans or the Letters of Credit, (iii) any matter relating to the financing transactions contemplated by this Financing Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Financing Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

         (b) Without limiting Paragraph 7.13(a) hereof, each Company agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and all other claims, demands, penalties, fines, liabilities (including strict liability), settlements, losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant fees and investigation and laboratory fees), arising out of (i) any Releases or threatened Releases on, under, in, originating or emanating from, any property presently or formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (ii) the generation or disposal of any Hazardous Materials by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iii) any violations of Environmental Laws by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (iv) any Environmental Action relating to any Loan Party or any Subsidiary of any Loan Party, any predecessor in interest or filed against CIT in connection with any action of, or property presently or formerly owned or operated by, any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; (v) any personal injury (including wrongful death) or property damage (real or personal) arising out of related to the presence or Release of such Hazardous Materials; (vi) any violation of any Environmental Law by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; and (vii) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in this Financing Agreement or the breach of any covenant made by the Loan Parties in Paragraph
7.11. Notwithstanding the foregoing, the Loan

Parties shall not have any obligation to any Indemnitee under this subsection
(b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

         (c) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Revolving Loan Account of each Company. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Paragraph 7.13 may be unenforceable because it is violative of any law or public policy, each Company shall, and shall cause its Subsidiaries to, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Paragraph 7.13 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

         7.14 Without the prior written consent of CIT, the Companies agree that neither they nor any of their Subsidiaries will enter into, renew, extend or be a party to, any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any Subsidiary or Affiliate of the Companies, provided that, except as otherwise set forth in this Financing Agreement, the Companies and their Subsidiaries or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

         7.15 Each Company shall cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to CIT in accordance with a subordination agreement in form and substance reasonably satisfactory to CIT.

         7.16 Parent shall cause the Fiscal Year of the Parent and its Subsidiaries to end on March 31 of each calendar year unless CIT consents to a change in such Fiscal Year (and appropriate related changes to this Agreement) which consent shall not be unreasonably withheld.

         7.17 No Company shall make, or permit any of its Subsidiaries to make, any change in the nature of its business as currently conducted.

         7.18 Each Company shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as CIT may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Financing Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the CIT the rights now or hereafter intended to be granted to it under this Financing Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Company (i) authorizes CIT to execute any such agreements, instruments or other documents in such Company's name and to file such agreements, instruments or other documents in any appropriate filing office,
(ii) authorizes CIT to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Company, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Company prior to the date hereof.

         7.19 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, except as otherwise permitted by this Financing Agreement, each of the Companies agrees that, without the prior written consent of CIT, each Company shall not and shall not permit any of its Subsidiaries to:

         (a) Mortgage, assign, pledge, transfer or otherwise permit any Lien, or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

         (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

         (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) any substantial portion of any of their assets which do not constitute Collateral;

         (d) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                  (i) any wholly-owned Subsidiary of any Loan Party (other than a Company) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate with another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Financing Agreement would be violated thereby, (B) such Loan Party gives CIT at least 60 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) CIT's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, is joined as a Loan Party hereunder and is a party to a Guaranty and a Security Agreement in favor of CIT and the Capital Stock of such Subsidiary is the subject of a Pledge Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

                  (ii) any Loan Party and its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, and (C) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, PROVIDED that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (B) and (C) above, do not exceed $100,000 in the aggregate in any twelve-month period and (y) in all cases, are paid to CIT pursuant to the terms of Paragraph 4.7 of Section 4.

         (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (f) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, or (v) except as set forth on Schedule 7.19(f), and other than with respect to regular salaries paid to employees of the Companies in the ordinary course of business and consistent with past practice (including, reasonable and customary bonus payments in accordance with past practice), pay any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (i) any Loan Party may pay dividends to the Parent (A) in amounts necessary to pay customary expenses of the Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent) and (B) in amounts necessary to pay taxes when due and owing by the Parent, (ii) any Subsidiary of any Company may pay dividends to such Company,
(iii) the Parent may pay dividends in the form of common Capital Stock, and (iv) any Loan Party may pay dividends or distribution or repurchase its Capital Stock after the Ableco Loan has been repaid in full if after giving effect to the payment of such dividend or distribution or repurchase, the Companies would have had Aggregate Availability of at least $5,000,000 in the 30 day period preceding such dividend or distribution or repurchase, and provided further in each case, that, no such payment shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment or, if either immediately before or after giving effect to any such payment, the aggregate outstanding Revolving Loans and outstanding Letters of Credit exceed the Aggregate Borrowing Base.

         (g) Except with respect to payments from the Net Cash Proceeds of a TCR Disposition made pursuant to and in accordance with Paragraph 4.7(a)(i) of
Section 4, make any payment in respect of the principal amount of the Ableco Loan, unless (x) immediately prior to making such proposed payment, the outstanding principal on the Term Loan is less than or equal to $3,500,000, and
(y) after giving effect to such proposed payment, there is an Aggregate Availability of at least $3,000,000;

         (h) Make any payment in respect of the Subordinated Notes other than regularly scheduled payments of interest unless after giving effect to such payment, there is an Aggregate Availability of at least $2,500,000 or such payment is expressly permitted by the Subordination Agreement;

         (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to CIT or the issuer of such Indebtedness in any respect, (ii) except for the Obligations or as otherwise provided in subsection (g) and (h) above of this Paragraph 7.19, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by Paragraph 7.19(d), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect;

         (j) Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act;

         (k) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

         (l) Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws, so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect;

         (m) Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) investments existing on the date hereof and as set forth on Schedule 1.1, but not any increase in the amount thereof or any other modification of the terms thereof, (ii) temporary loans and advances by (A) a Company to another Company, made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $250,000 and (B) a Company to its Subsidiaries (other than a Company) and by such Subsidiaries to it, made in the ordinary course of business and not exceeding in the aggregate for all Loan Parties and their Subsidiaries at any one time outstanding $50,000, and (iii) Permitted Investments;

         (n) Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances
to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; PROVIDED, HOWEVER, that nothing in any of clauses (i) through (iv) of this Paragraph 7.19(n) shall prohibit or restrict compliance with: (a) this Financing Agreement and the other Loan Documents; (b) any agreements in effect on the Closing Date and set forth on
Schedule 7.19(n); (c) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (d) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or (e) in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Encumbrance from restricting on customary terms the transfer of any property or assets subject thereto;

         (o) Other than as permitted by Paragraph 4.7(c) of Section 4, issue or sell or enter into any agreement or arrangement for the issuance and sale of, or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants; or

         (p) Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract.

         7.20 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies, on a consolidated basis, shall:

         (a) Not permit Continuing Operations EBITDA of the Companies for the 12 month period ending on each date set forth below, to be less than the applicable amount set forth below for the applicable period:

------------------------------- ------------------------------------
     12-MONTH-PERIOD ENDING          CONTINUING OPERATIONS EBITDA
     ----------------------          ----------------------------
------------------------------- ------------------------------------
     September 30, 2002               $15,749,000
------------------------------- ------------------------------------
     October 31, 2002                 $16,168,000
------------------------------- ------------------------------------
     November 30, 2002                $16,756,000
------------------------------- ------------------------------------
     December 31, 2002                $15,176,000
------------------------------- ------------------------------------
     January 31, 2003                 $15,376,000
------------------------------- ------------------------------------
     February 28, 2003                $15,490,000
------------------------------- ------------------------------------
     March 31, 2003                   $14,283,000
------------------------------- ------------------------------------
     April 30, 2003                   $15,082,000
------------------------------- ------------------------------------
     May 31, 2003                     $15,025,000
------------------------------- ------------------------------------
     June 30, 2003                    $15,034,000
------------------------------- ------------------------------------

------------------------------- ------------------------------------
     July 31, 2003                    $15,008,000
------------------------------- ------------------------------------
     August 31, 2003                  $15,020,000
------------------------------- ------------------------------------
     September 30, 2003               $14,778,000
------------------------------- ------------------------------------
     October 31, 2003                 $14,926,000
------------------------------- ------------------------------------
     November 30,  2003               $15,058,000
------------------------------- ------------------------------------
     December 31, 2003                $15,200,000
------------------------------- ------------------------------------
     January 31, 2003                 $15,917,000
------------------------------- ------------------------------------
     February 29, 2004                $15,592,000
------------------------------- ------------------------------------
     March 31, 2004 and each
     12-month period thereafter       $16,336,000
------------------------------- ------------------------------------



         (b) Not permit Senior Leverage Ratio of the Companies, with respect to the 12-month period ending on each date set forth below, to be greater than the ratio set forth below for the applicable period:

--------------------------------------------------------------- ------------------------------------------------------
                                                                                        RATIO
                                                                                        -----
                                                                 ----------------------------- ------------------------
                   12-MONTH PERIOD ENDING
                   ----------------------                                If TCR Disposition      If TCR Disposition
                                                                        has Not Been Effected    has Been Effected
--------------------------------------------------------------- ----------------------------- ------------------------
         September 30, 2002                                              2.25:1.00                   1.75:1.00
--------------------------------------------------------------- ----------------------------- ------------------------
         October 31,2002                                                 2.25:1.00                   1.75:1.00
--------------------------------------------------------------- ----------------------------- ------------------------
         November 30, 2002                                               2.25:1.00                   1.75:1.00
--------------------------------------------------------------- ----------------------------- ------------------------
         December 31, 2002                                               2.00:1.00                   1.50:1.00
--------------------------------------------------------------- ----------------------------- ------------------------
         January 31, 2003                                                2.00:1.00                   1.50:1.00
--------------------------------------------------------------- ----------------------------- ------------------------
         February 28, 2003                                               2.00:1.00                   1.50:1.00
--------------------------------------------------------------- ----------------------------- ------------------------
         March 31, 2003 and each Twelve-calendar month period
         thereafter                                                      1.75:1.00                   1.25:1.00
--------------------------------------------------------------- ----------------------------- ------------------------

         (c) Not permit the Fixed Charges Coverage Ratio on each date set forth below, to be less than the ratio set forth below for the applicable period:

  ------------------------------------------------------ ----------------------
                              PERIOD                               RATIO
                              ------                               -----
  ------------------------------------------------------ ----------------------
  Six Month Period Ending September 30, 2002                    1.00:1.00
  ------------------------------------------------------ ----------------------
  Seven Month Period Ending October 31,2002                     1.00:1.00
  ------------------------------------------------------ ----------------------

  ------------------------------------------------------ ----------------------
  Eight Month Period Ending November 30, 2002                   1.00:1.00
  ------------------------------------------------------ ----------------------
  Nine Month Period Ending December 31, 2002                    1.00:1.00
  ------------------------------------------------------ ----------------------
  Ten Month Period Ending January 31, 2003                      1.00:1.00
  ------------------------------------------------------ ----------------------
  Eleven Month Period Ending February 28, 2003                  1.00:1.00
  ------------------------------------------------------ ----------------------
  Twelve Month Period Ending March 31, 2003 and each            1.00:1.00
  Twelve-calendar month period thereafter
  ------------------------------------------------------ ----------------------

         (d) Not enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies and their Subsidiaries (i) for the eight month period ending March 31, 2003 would exceed $700,000 and (ii) during any Fiscal Year thereafter would exceed $1,036,000.00.

         (e) Contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) (i) for the eight month period ending March 31, 2003, in excess of (x) $1,000,000 with respect to the Companies other than TCR, and (y) $600,000 with respect to TCR, and (ii) during any Fiscal Year thereafter in excess of $1,150,000.00.

         7.21 Each of the Parent and TCR hereby jointly and severally represent and warrant that: (a) the authorized Capital Stock of TCR consists of 10,000 shares of common stock par value $5.00 per share, of which 2,288 shares are issued and outstanding, (b) the Parent is the record owner of all such issued and outstanding shares of common stock, (c) no shares of common stock have been issued or transferred since the closing of the TCR Acquisition other than the issuance of stock certificate number 15 dated the date of the TCR Acquisition registered in the name of the Parent evidencing the 2,288 shares of common stock acquired by the Parent in the TCR Acquisition, and (d) the Parent owns such shares free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, restrictions on transfer and other adverse claims of any kind whatsoever except for the security interests created by the Loan Documents and the Ableco Financing Documents.

         7.22 Each of the Parent and NORCO hereby jointly and severally represent and warrant that: (a) the authorized Capital Stock of NORCO consists of (i) 50,000 shares of common stock par value $1.00 per share, of which 18,031 shares are issued and outstanding, and (ii) 50,000 shares of preferred stock par value $25.00 per share, of which 20,254 shares are issued and outstanding, (b) the Parent is the record owner of all such issued and outstanding shares of common stock and preferred stock, and (c) the Parent owns such shares free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims, restrictions on transfer and other adverse claims of any kind whatsoever except for the security interests created by the Loan Documents and the Ableco Financing Documents.

SECTION 8. INTEREST, FEES AND EXPENSES; JOINT AND SEVERAL LIABILITY
           --------------------------------------------------------

         8.1 (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month. Revolving Loans that are Chase Bank Rate Loans shall bear interest at an amount equal to the Chase Bank Rate plus the Applicable Margin per annum on the average of the net balances owing by each of the Companies to CIT in their Revolving Loan Accounts at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate hereunder for Chase Bank Rate Loans shall change, as of the date of such change, so as to remain equal to the Chase Bank Rate plus the Applicable Margin. The rate hereunder for Chase Bank Rate Loans shall be calculated based on a 360-day year. CIT shall be entitled to charge each such Companies' Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         (b) Notwithstanding any provision to the contrary contained in this
Section 8, in the event that the sum of (i) the outstanding Revolving Loans and
(ii) the outstanding Letters of Credit exceed the lesser of either (x) the maximum aggregate amount available under Sections 3 and 5 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the Companies or any one of them (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

         (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

         8.2 Interest on the Term Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity. The Term Loan, during such time as it is a Chase Bank Rate Loan, shall bear interest in an amount equal to the Chase Bank Rate plus the Applicable Margin. In the event of any change in said Chase Bank Rate the rate hereunder for any such Chase Bank Rate Loans shall change, as of the date of such change, so as to remain the Applicable Margin above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360 day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

         8.3 In consideration of the Letter of Credit Guaranty of CIT, the Companies shall pay CIT the Letter of Credit Guaranty Fee which shall be an amount equal to (a) three and one-quarter percent (3.25%) on the face amount of each documentary Letter of Credit payable upon issuance thereof and (b) three and one-quarter percent (3.25%) per annum, payable monthly, on the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit.

         8.4 Any and all charges, fees, commissions, costs and expenses charged to CIT for the Companies' account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by CIT, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on CIT.

         8.5 Upon the last Business Day of each month commencing August 31, 2002, the Companies shall pay to CIT the Line of Credit Fee.

         8.6 To induce CIT to enter into this Financing Agreement and to extend to the Companies the Revolving Loans, Letters of Credit Guaranties and the Term Loan, the Companies shall pay to CIT a Loan Facility Fee in the amount of $200,000.00 payable upon execution of this Financing Agreement. The Commitment Fee (as defined in the Commitment Letter) shall be credited toward the Loan Facility Fee upon consummation of this financing transaction on the Closing Date.

         8.7 On the Closing Date and each anniversary of the Closing Date thereafter, the Companies shall pay to CIT the Administrative Management Fee in the amount of $50,000.00, which shall be deemed fully earned when paid.

         8.8 In addition to the Administrative Management Fee and other fees provided for herein, the Companies will pay on demand, all Out-of Pocket Expenses and all other costs and expenses incurred by or on behalf of CIT, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for CIT, accounting, due diligence, periodic field audits (at a prevailing rate of $750 per examiner day), physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Financing Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Paragraph 7.12), (b) any requested amendments, waivers or consents to this Financing Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of CIT's rights under this Financing Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against CIT by any Person that arises from or relates to this Financing Agreement, any other Loan Document, CIT's claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Financing Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by CIT, or the taking of any action in respect of the Collateral or other security, in connection with this Financing Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Financing Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Financing Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien; or (m) the receipt by CIT of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Companies agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by CIT to be payable in connection with this Agreement or any other Loan Document, and the Companies agree to save CIT harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such Taxes, fees or impositions (including, without limitation, in connection with any Taxes paid by CIT and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted) and the Companies further agree to pay such indemnification within 10 days from the date on which CIT makes a written demand therefor, which demand shall identify in reasonable detail the nature and amount of such Taxes,
(y) the Companies agree to pay all broker fees that may become due in connection with the transactions contemplated by this Companies Agreement and the other Loan Documents, and (z) if the Companies fail to perform any covenant or agreement contained herein or in any other Loan Document, CIT may itself perform or cause performance of such covenant or agreement, and the expenses of the CIT incurred in connection therewith shall be reimbursed on demand by the Companies. The Companies further agree that if any Company or any of its Subsidiaries shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Loan Document,

         (i) the amount so payable shall be increased so that after making all required deductions and withholdings (including Taxes on amounts payable pursuant to this sentence) CIT receives an amount equal to the sum they would have received had no such deduction or withholding been made,

         (ii) such Company shall, or shall cause its Subsidiaries to make such deduction or withholding,

         (iii) such Company shall, or shall cause its Subsidiaries to pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

         (iv) as promptly as possible thereafter, such Company shall send CIT an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to CIT) evidencing payment of the amount or amounts so deducted or withheld.

         8.9 Each of the Companies hereby authorizes CIT to charge their respective Revolving Loan Account(s) with the amount of all their Obligations due hereunder as such payments become due. Each of the Companies confirms that
(i) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (ii) for ease of administration, CIT may charge any of their Revolving Loan Accounts with the amount of any such fee payments and any such charges which CIT may so make to any of the Companies' Revolving Loan Account(s) as herein provided will be made as an accommodation to the Companies and solely at CIT's discretion.

         8.10 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.10 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this
Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by CIT or such participant, as applicable.

         8.11 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

         (a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

         (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

         (c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Companies shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by CIT or such participant.

         8.12 The Companies may request LIBOR Loans on the following terms and conditions:

         (a) The Companies may elect, subsequent to the Closing Date and from time to time thereafter (i) to request any loan made hereunder of at least $1,000,000 and in increments of $500,000.00 to be a LIBOR Loan as of the date of such loan or (ii) to convert Chase Bank Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Chase Bank Rate Loans by giving CIT at least three (3) Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of LIBOR Loans to Chase Bank Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Companies elect to convert Chase Bank Rate Loans to LIBOR Loans, it shall give CIT at least four Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such loan shall bear interest as if it were an Chase Bank Rate Loan. All or any part of outstanding Chase Bank Rate Loans then outstanding with respect to Revolving Loans and the Term Loan may be converted to LIBOR Loans as provided herein, PROVIDED that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more. CIT shall charge the Companies a $500 fee upon the first effective day of any such election for a LIBOR Loan.

         (b) Any LIBOR Loans may be continued as such upon the expiration of an Interest Period, PROVIDED the Companies so notify CIT, at least three (3) Business Days' prior to the expiration of said Interest Period, and PROVIDED FURTHER that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Chase Bank Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Chase Bank Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Companies pursuant hereto shall specify whether such election, conversion or continuation is for a one, two, three or six month period. Notwithstanding anything to the contrary contained herein, CIT (or any participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if CIT (and any participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

         (c) The Companies may request a LIBOR Loan, convert any Chase Bank Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

         8.13 (a) The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate (the "LIBOR Rate") per annum equal to the LIBOR determined for each Interest Period in accordance with the terms hereof plus the Applicable Margin.

         (b) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Chase Bank Rate Loan at the end of the last Interest Period therefor.

         (c) The Companies may not have more than six (6) facilities which are LIBOR Loans outstanding at any given time.

         8.14 (a) Interest in respect of the LIBOR Loans shall be calculated on the basis of a 360 day year and shall be payable as of the end of each month.

         (b) CIT shall, at the request of the Companies, deliver to the Companies a statement showing the quotations given by The Chase Manhattan Bank and the computations used in determining any interest rate pursuant to Paragraph
8.14 of Section 8 hereof.

         8.15 In the event that CIT (or any financial institution which may become a participant hereunder) shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Companies) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to; (a) a proposed loan that the Companies have requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Chase Bank Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, CIT shall forthwith give written notice of such determination to the Companies at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Chase Bank Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Chase Bank Rate Loan, (ii) any Chase Bank Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Chase Bank Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Chase Bank Rate Loan. Until such notice has been withdrawn by CIT, no further LIBOR Loan shall be made nor shall the Companies have the right to convert a Chase Bank Rate Loan to a LIBOR Loan.

         8.16 If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

         8.17 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CIT to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Chase Bank Rate Loans as of the end of such month, or within such earlier period as required by law. The Companies hereby agree promptly to pay CIT, upon demand, any additional amounts necessary to compensate CIT for any costs incurred by CIT in making any conversion in accordance with this Section 8 including, but not limited to, any interest or fees payable by CIT to lenders of funds obtained by CIT in order to make or maintain LIBOR Loans hereunder.

         8.18 The Companies agree to indemnify and to hold CIT (including any participant) harmless from any loss or expense which CIT or such participant may sustain or incur as a consequence of: (a) default by the Companies in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by CIT or such participant to lenders of funds obtained by either of them in order to maintain the LIBOR Loans hereunder; (b) default by the Companies in making a borrowing or conversion after the Companies have given a notice in accordance with Paragraph 8.12 of Section 8 hereof; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Companies in making any prepayment after the Companies have given notice to CIT thereof. The determination by CIT of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing CIT's calculations thereof in reasonable detail, shall be conclusive on the Companies in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though CIT had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; PROVIDED, HOWEVER, that CIT may fund each of the LIBOR Loans in any manner CIT sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CIT shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Bank Rate Loans and (ii) subsequently to LIBOR Loans; PROVIDED, HOWEVER, (x) upon the occurrence of an Event of Default or



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

(y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Aggregate Availability or the applicable maximum levels set forth therefor, CIT may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CIT may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such loans and CIT shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

         8.19 Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to CIT, any change after the Closing Date in United States federal, state or foreign law or regulations (including, without limitation, Regulation D)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including CIT of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), CIT either (a) incurs any additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of CIT which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if CIT so elects by notice to the Companies, the obligation of CIT to make or continue, or to convert Chase Bank Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

         8.20 Notwithstanding anything in this Financing Agreement or any other Loan Document to the contrary, each of the Companies hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by CIT under this Financing Agreement, for the mutual benefit, directly and indirectly, of each of the Companies and in consideration of the undertakings of the other Companies to accept joint and several liability for the Obligations. Each of the Companies, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Companies, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Companies without preferences or distinction among them. If and to the extent that any of the Companies shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Companies will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Companies under the provisions of this Paragraph 8.20 constitute the absolute and unconditional, full recourse Obligations of each of the Companies, enforceable against each such Company to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Financing Agreement, the other Loan Documents or any other circumstances whatsoever. Each of the Companies hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Companies with respect to any liability incurred by it hereunder or under any of the



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

other Loan Documents, any payments made by it to CIT with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Company may have against any other Company with respect to any payments to CIT hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

         8.21 For purposes of this Financing Agreement and Section 8 hereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9. POWERS
           ------

         Each Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

         (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Companies or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

         (b) To receive, open and dispose of all mail addressed to the Companies or any one of them and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

         (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

         (d) To request from customers indebted on Accounts at any time, in the name of the Companies or any one of them, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

         (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Companies' account;

         (f) To take or bring, in the name of CIT or the Companies or any one of them, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Collateral or any other rights of CIT with respect to the Collateral; and

         (g) To execute assignments, licenses and other documents to enforce the rights of CIT with respect to the Collateral and or to record and perfect CIT's security interests in the Collateral.



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

         Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

         10.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

         (a) cessation of the business of any Loan Party or the calling of a meeting of the creditors of any Loan Party for purposes of compromising the debts and obligations of such Loan Party;

         (b) the failure of any Loan Party to generally meet its debts as they mature;

         (c) (i) the commencement by any Loan Party of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Loan Party, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of such Loan Party, which proceeding shall not have been controverted within ten (10) days or shall not have been dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or such Loan Party shall take action to authorize or effect any of the actions in any such proceeding; (iii) the commencement (x) by any Loan Party, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Loan Party, or any one of them, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within ten (10) days and shall not have been dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or any Loan Party's subsidiaries, or any one of them, shall take action to authorize or effect any of the actions in any such proceeding; or (iv) any Loan Party shall make a general assignment for the benefit of its creditors;

         (d) breach by any Loan Party of any warranty, representation or covenant contained herein (other than those referred to in subparagraph (e) below) or in any other Loan Document or in any written agreement between such Company or CIT;

         (e) failure of the Companies or any one of them to pay any of the Obligations when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

         (f) (i) Any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan (other than the Breeze
Plan), and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal



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

liability in an annual amount exceeding $100,000 and, in the case of the Breeze Plan, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $750,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000; or (ii) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by CIT, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's (other than with respect to the Massillon Plan) vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000, and in the case of the Massillon Plan, vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amounts);

         (g) Any Loan Party or any of their Subsidiaries shall be liable for any Environmental Liabilities the payment of which could reasonably be expected to have a Material Adverse Effect;

         (h) The occurrence of any event of default (after giving effect to any applicable grace or cure periods) under any of the Ableco Financing Documents or under any instrument or agreement evidencing (x) Subordinated Debt, or (y) any other Indebtedness of the Loan Parties or any one of them having a principal amount in excess of $250,000;

         (i) Any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

         (j) Any Security Agreement, any Pledge Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of CIT on any Collateral purported to be covered thereby;

         (k) One or more judgments or orders for the payment of money exceeding $100,000 in the aggregate shall be rendered against any Loan Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this subsection (j) if and for so long as
(A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering



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

full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

         (l) Any Loan Party is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) consecutive days;

         (m) Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

         (n) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

         (o) The indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

         (p) a Change of Control shall have occurred; or

         (q) an event or development occurs which could reasonably be expected to have a Material Adverse Effect.

         10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CIT's sole discretion, and the obligation of CIT to make Revolving Loans, open Letters of Credit and provide Letters of Credit Guaranties shall cease unless such Default is cured to its satisfaction or such Event of Default is waived in writing by CIT, and at the option of CIT, upon the occurrence of an Event of
Default: (A) all Obligations shall become immediately due and payable; (B) CIT may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(b)" CIT has given the Parent written notice of the Event of Default; provided, however, that no notice is required upon the occurrence of an Event of Default described in Paragraph 10.1(c) of this Section 10; and (C) CIT may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.



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         10.3 Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (A) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (B) bring suit, in the name of the Companies or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or CIT; (C) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (D) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (E) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including but not limited to warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. The Companies agree, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Companies or elsewhere and to make available to CIT the premises and facilities of the Companies for the purpose of CIT's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Companies shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right



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

shall not preclude the exercise of any other rights, all of which shall be cumulative. The Companies hereby indemnify CIT and hold CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby agree to so indemnify and hold CIT harmless, absent CIT's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof, CIT may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

SECTION 11. TERMINATION
            -----------

         Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of
Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with Paragraph 10.2 of Section 10 and provided further that this Financing Agreement shall automatically terminate on the day that is six months prior to the maturity date of the Subordinated Notes. The Companies or any one of them may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to CIT, provided that the Companies pay to CIT immediately as of such termination an Early Termination Fee and/or the Prepayment Premium, if applicable. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of CIT's rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. MISCELLANEOUS
            -------------

         12.1 Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the

Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy. The rights and remedies of CIT provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

         12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CIT; and shall bind and benefit the Companies and CIT and their respective successors and assigns.

         12.3 In no event shall the Companies, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

         12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         12.5 Any legal action, suit or proceeding with respect to this Financing Agreement or any other Loan Document may be brought in the courts of the State of New York or the United States of America for the Southern District of New York, and appellate courts thereof, and, by execution and delivery of this Financing Agreement, each Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Company hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action, suit or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

         12.6 Each Company irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Company at its address provided herein, such service to become effective when received or 10 days after such



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mailing, whichever first occurs. Nothing herein shall affect the right of CIT to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Company in any other jurisdiction.

         12.7 EACH OF THE COMPANIES AND CIT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCIAL RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         12.8 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered (including by Federal Express or other recognized courier) or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

         (A) if to CIT, at:

                    The CIT Group/Business Credit, Inc.
                    1211 Avenue of the Americas
                    New York, New York 10036
                    Attn: Peter Skavla, Regional Credit Manager
                    Fax No.: (212) 536-1295

With a copy to:

                  Kronish Lieb Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, NY 10036-7798
                  Attn:  Steven K. Weinberg, Esq.
                  Fax No. (212) 479-6275

                  (B) if to the Companies at:

                  Mr. Joseph F. Spanier
                  Vice President, Chief Financial Officer and Treasurer TransTechnology Corporation
                  700 Liberty Avenue
                  Union, New Jersey 07083
                  Fax No.:  (908) 686-6921

With a courtesy copy of any material notice to the Companies' counsel at:

                  Steven H. Sneiderman, Esq.
                  Hahn Loeser & Parks LLP
                  3300 BP Tower
                  200 Public Square
                  Cleveland, Ohio  44114-2301
                  Fax No.:  (216) 241-2824

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Paragraph 12.8, provided, however, that the failure of CIT to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of CIT to provide such additional notice.

         12.9 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

         12.10 CIT agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for CIT, (iii) in connection with any litigation to which the CIT is a party or (iv) to any assignee (or prospective assignee) so long as such assignee (or prospective assignee) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Paragraph 12.10. CIT agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iii) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification; PROVIDED that the each Loan Party acknowledges that CIT may make disclosure as required or requested by any Governmental Authority or representative thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered by their proper and duly authorized officers as of the date set forth above.

                                   THE CIT GROUP/BUSINESS CREDIT, INC.
                                   (AS LENDER)

                                   By:  /s/ Suzanne Cozine
                                      ----------------------------------------
                                   Name:  Suzanne Cozine

                                   Title: Vice President

                                   BORROWERS:

                                   TRANSTECHNOLOGY CORPORATION

                                   By:  /s/ Gerald C. Harvey
                                      ----------------------------------------
                                   Name:  Gerald C. Harvey
                                   Title: Vice President, Secretary and General
                                          Counsel

                                   NORCO, INC.

                                   By:  /s/ Gerald C. Harvey
                                      ----------------------------------------
                                   Name:  Gerald C. Harvey
                                   Title: Vice President and Secretary

                                   TCR CORPORATION

                                   By:  /s/ Gerald C. Harvey
                                      ----------------------------------------
                                   Name:  Gerald C. Harvey
                                   Title: Vice President and Secretary

                                    EXHIBIT A
                                    ---------

                            TERM LOAN PROMISSORY NOTE
                            -------------------------

                                                              New York, New York

$6,500,000.00                                                 August 7, 2002




FOR VALUE RECEIVED, the undersigned, TRANSTECHNOLOGY CORPORATION, a Delaware corporation, NORCO, INC., a Connecticut corporation, and TCR CORPORATION, a Minnesota corporation (collectively, the "Companies"), jointly and severally promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000.00) as follows, until the entire principal amount of this Note has been paid in full: principal installments of 733,333 each per month, for such time as the outstanding principal balance on the Term Loan is greater than $3,500,000, or principal installments of $108,333 each per month if the principal balance of the Term Loan is less than $3,500,000, followed, in each case, when the remaining outstanding principal amount of this Note is less than the then applicable amount of the principal installment, by one (1) final principal installment of all remaining amounts then due, whereof the first such installment shall be due and payable on April 1, 2003 and subsequent installments shall be due and payable on the first Business Day of each month thereafter until this Note is paid in full.

The Companies further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement, of even date herewith between the Companies and CIT (the "FINANCING AGREEMENT"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

All Obligations of the Companies under this Note shall be due and payable on the earlier to occur (i) of August 7, 2005, (ii) the date that is six (6) months prior to the maturity date of the Subordinated Notes, and (iii) the date that such Obligations shall become due and payable in accordance with the terms of the Financing Agreement, subject to extension in accordance with the terms of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Term Loan Promissory Note referred to in the Financing Agreement, evidences the Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CIT, immediately due and payable as provided in the Financing Agreement.

                                             TRANSTECHNOLOGY CORPORATION

                                             By: __________________________
                                             Name:
                                             Title:
                                             NORCO, INC.

                                             By: __________________________
                                             Name:
                                             Title:
                                             TCR CORPORATION

                                             By: __________________________
                                             Name:
                                             Title:

                                    EXHIBIT B
                                    ---------

                         REVOLVING LOAN PROMISSORY NOTE
                         ------------------------------

                                                            New York, New York

$13,500,000.00                                              August 7, 2002




FOR VALUE RECEIVED, the undersigned, TRANSTECHNOLOGY CORPORATION, a Delaware corporation, NORCO, INC., a Connecticut corporation, and TCR CORPORATION, a Minnesota corporation (collectively, the "Companies"), jointly and severally promise to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CIT") at its office located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of THIRTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($13,500,000.00) or, if less, the unpaid principal amount of all Revolving Loans made by CIT to the Companies under the Financing Agreement referred to below.

The Companies further agree to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement, of even date herewith between the Companies and CIT (the "FINANCING AGREEMENT"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

All Obligations of the Companies under this Note shall be due and payable on the earlier to occur (i) of August 7, 2005, (ii) the date that is six (6) months prior to the maturity date of the Subordinated Notes, and (iii) the date that such Obligations shall become due and payable in accordance with the terms of the Financing Agreement, subject to extension in accordance with the terms of the Financing Agreement.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is the Revolving Loan Promissory Note referred to in the Financing Agreement, evidences the Revolving Loans thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CIT, immediately due and payable as provided in the Financing Agreement.

                                          TRANSTECHNOLOGY CORPORATION

                                          By: __________________________
                                          Name:
                                          Title:

                                          NORCO, INC.

                                          By: __________________________
                                          Name:
                                          Title:

                                          TCR CORPORATION

                                          By: __________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT C

                             ASSIGNMENT FOR SECURITY

                                  (TRADEMARKS)

                  WHEREAS, ____________________ (the "ASSIGNOR") has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the annexed Schedule 1A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "TRADEMARKS");

                  WHEREAS, the Assignor, has entered into a Financing Agreement, dated as of August___, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "FINANCING AGREEMENT"), in favor of The CIT Group/Business Credit, Inc., a New York corporation, as secured party (the "ASSIGNEE");

                  WHEREAS, pursuant to the Financing Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a continuing security interest in all right, title and interest of the Assignor in, to and under the Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations (as defined in the Financing Agreement);

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of CIT a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of CIT observance of the Obligations.

                  The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.

                                    [COMPANY]

                                    By:
                                       ----------------------------------------
                                         Name:
                                         Title:

STATE OF ____________
                                    ss.:
COUNTY OF __________

                  On this ____ day of _______________, 20__, before me
personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _______________________________________, a
____________________, and that he executed the foregoing instrument in the firm name of _______________________________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.



                                                -------------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                     (TRADEMARKS AND TRADEMARK APPLICATIONS)

                                                                       EXHIBIT D

                             ASSIGNMENT FOR SECURITY

                                    (PATENTS)

                  WHEREAS, ____________________ (the "ASSIGNOR") has adopted, used and is using, and holds all right, title and interest in the letter patents, design and utility patents listed on the annexed Schedule 1A, which patents are issued or applied for in the United States Patent and Trademark Office (the "PATENTS");

                  WHEREAS, the Assignor, has entered into a Financing Agreement, dated as of August__, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "FINANCING AGREEMENT"), in favor of The CIT Group/Business Credit, Inc., a New York corporation, as secured party (the "ASSIGNEE");

                  WHEREAS, pursuant to the Financing Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a continuing security interest in all right, title and interest of the Assignor in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations (as defined in the Financing Agreement);

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of CIT a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of CIT observance of the Obligations.

                  The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.

                                    [COMPANY]

                                    By:
                                       ----------------------------------------
                                       Name:
                                      Title:

STATE OF ____________
                         ss.:
COUNTY OF __________

                  On this ____ day of _______________, 20__, before me
personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _______________________________________, a
____________________, and that he executed the foregoing instrument in the firm name of _______________________________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.


                                            --------------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                        (PATENTS AND PATENT APPLICATIONS)

                                                                       EXHIBIT E

                             ASSIGNMENT FOR SECURITY

                                  (COPYRIGHTS)

                  WHEREAS, ____________________ (the "ASSIGNOR") has adopted, used and is using, and holds all right, title and interest in the copyrights listed on the annexed Schedule 1A, which copyrights are registered in the United States Copyright Office (the "COPYRIGHTS");

                  WHEREAS, the Assignor, has entered into a Financing Agreement, dated as of August __, 2002 (as amended, supplemented, restated or otherwise modified from time to time, the "FINANCING AGREEMENT"), in favor of The CIT Group/Business Credit, Inc., a New York corporation, as secured party (the "ASSIGNEE");

                  WHEREAS, pursuant to the Financing Agreement, the Assignor has assigned to the Assignee and granted to the Assignee a continuing security interest in all right, title and interest of the Assignor in, to and under the Copyrights and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "COLLATERAL"), to secure the payment, performance and observance of the Obligations (as defined in the Financing Agreement);

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of CIT a continuing security interest in the Collateral to secure the prompt payment, performance and for the benefit of CIT observance of the Obligations.

                  The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Financing Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

                  IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 20__.

                                    [COMPANY]

                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:

STATE OF ____________
                          ss.:
COUNTY OF __________

                  On this ____ day of _______________, 20__, before me
personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is the ________________ of _______________________________________, a
____________________, and that he executed the foregoing instrument in the firm name of _______________________________________, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.



                                   ------------------------------------------

                     SCHEDULE 1A TO ASSIGNMENT FOR SECURITY

                     (COPYRIGHTS AND COPYRIGHT APPLICATIONS)